SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

The Laclede Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

JANUARY 29, 2015

Notice of Annual Meeting
of Shareholders

January 29, 2015

To the Shareholders of The Laclede Group, Inc.:

The annual meeting of shareholders of The Laclede Group, Inc. will be held on Thursday, January 29, 2015, at 10 a.m. Central Standard Time, at the Laclede Gas Building, 720 Olive Street, Yaeger Conference Center, first floor, St. Louis, MO 63101, for the following purposes:

1.	To elect three members of the Board of Directors.

2.	To approve The Laclede Group 2015 Equity Incentive Plan.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2015 fiscal year.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

You can vote if you were a common shareholder of record on November 20, 2014.

To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or by phone. You also may request a paper proxy card to submit your vote by mail, if you prefer.

If your shares are held by a broker, bank or nominee, please follow their voting instructions for your vote to count.

By Order of the Board of Directors,

/s/ Mary Caola Kullman
Mary Caola Kullman
Corporate Secretary

December 19, 2014

IMPORTANT NOTICE

Your vote is important. To assure your representation at the annual meeting, please vote your shares as promptly as possible over the internet at www.ProxyVote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

ADMISSION TO MEETING

Admission to the annual meeting is limited to those who were shareholders of record on November 20, 2014 or who bring documentation to the meeting that shows their beneficial ownership of our common stock through a broker, bank or other nominee as of November 20, 2014.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

TIME AND DATE	10 a.m., Central Standard Time, on Thursday, January 29, 2015

PLACE	Laclede Gas Building 720 Olive Street Yaeger Conference Center (First Floor) St. Louis, Missouri 63101

RECORD DATE	November 20, 2014

VOTING	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the proposals.

ENTRY	If you decide to attend the meeting in person, you will need to register upon your arrival. See page 1 for further instructions.

Voting Matters (page 2)

	Board Vote	Page Reference
Proposal	Recommendation	(for more detail)
Election of three directors	FOR	5
Approval of The Laclede Group 2015 Equity Incentive Plan	FOR	8
Ratification of Deloitte & Touche LLP as our independent registered public	FOR	16
accounting firm for fiscal year 2015

Nominees for Election (page 5)

The following table provides summary information about each nominee. The nominees receiving the affirmative vote of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy will be elected as Directors.

		Director
Name	Age	Since	Occupation	Term	Independent
Mark A. Borer	60	2014	Retired Chief Executive	Nominee for Term expiring January 2018	X
			Officer and Board Member,
			DCP Midstream Partners LP
Maria V. Fogarty	55	2014	Retired Senior Vice President,	Nominee for Term expiring January 2018	X
			Internal Audit and Compliance,
			NextEra Energy, Inc.
Anthony V. Leness	74	2006	Retired Managing Director,	Nominee for Term expiring January 2016	X
			Investment Banking – Global	due to mandatory retirement
			Power & Energy Group at
			Merrill Lynch & Co., Inc.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting i

Fiscal Year 2014 Corporate Performance (page 28)

The following table provides information on the Company’s performance in the last fiscal year on a GAAP and net economic earnings basis. Management uses the non-GAAP measures of net economic earnings and net economic earnings per share internally when evaluating the Company’s performance. Net economic earnings exclude from net income the after-tax impacts of fair value accounting and timing adjustments associated with energy-related transactions. These adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. In calculating net economic earnings, management also excludes from net income the after-tax impacts related to acquisition, divestiture and restructuring activities. Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. When calculating net economic earnings per share, management excluded from the weighted average number of shares the impact of the May 2013 and June 2014 equity offerings to fund the acquisitions of Missouri Gas Energy (“MGE”) and Alabama Gas Corporation (“Alagasco”) in fiscal years 2013 and 2014, respectively. Management believes that this presentation provides a useful representation of operating performance by facilitating comparisons of year-over-year results. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as net income.

					Per Share
($ Millions, except per share amounts)	Gas Utility	Gas Marketing	Other	Total	Amounts
Year Ended September 30, 2014
Net Income (Loss) (GAAP)	$87.1	$12.2	$(14.7)	$84.6	$2.35
Unrealized loss on energy-related derivatives*	0.2	(1.1)	–	(0.9)	(0.02)
Lower of cost or market inventory adjustments*	–	(0.7)	–	(0.7)	(0.02)
Realized (gain) loss on economic hedges prior to the sale of	–	(0.2)	–	(0.2)	(0.01)
the physical commodity
Acquisition, divestiture and restructuring activities*	5.5	–	11.8	17.3	0.48
Weighted Average Shares Adjustment**	–	–	–	–	0.27
Net Economic Earnings (Losses) (Non-GAAP)	$92.8	$10.2	$(2.9)	$100.1	$3.05

					Per Share
($ Millions, except per share amounts)	Gas Utility	Gas Marketing	Other	Total	Amounts
Year Ended September 30, 2013
Net Income (Loss) (GAAP)	$56.3	$7.6	$(11.1)	$52.8	$2.02
Unrealized loss on energy-related derivatives*	0.1	0.4	–	0.5	0.02
Lower of cost or market inventory adjustments*	–	0.9	–	0.9	0.03
Acquisition, divestiture and restructuring activities*	0.3	–	10.5	10.8	0.42
Weighted Average Shares Adjustment**	–	–	–	–	0.38
Net Economic Earnings (Losses) (Non-GAAP)	$56.7	$8.9	$(0.6)	$65.0	$2.87

*	Amounts presented net of income taxes. Income taxes are calculated by applying federal, state and local income tax rates applicable to ordinary income to the amounts of the pre-tax reconciling items.

**	Net economic earnings per share is calculated by replacing consolidated net income with consolidated net economic earnings (losses) in the GAAP diluted earnings per share calculation. Also, net economic earnings per share exclude, for fiscal year 2014, the impact of the June 2014 equity offering to fund the acquisition of Alagasco but includes the May 2013 equity offering to fund the MGE acquisition; and for fiscal year 2013, exclude the impact of the May 2013 equity offering to fund the MGE acquisition. The weighted-average diluted shares used in the net economic earnings per share calculation for the fiscal year ended September 30, 2014 was 32.7 million compared to 35.8 million in the GAAP EPS calculation, and for the fiscal year ended September 30, 2013 was 22.5 million compared to 26.0 million in the GAAP EPS calculation.

Note: EPS amounts by segment represent contributions to The Laclede Group’s consolidated EPS.

ii The Laclede Group, Inc. • 2014 Notice of Annual Meeting

For the fiscal year ended September 30, 2014, the Company reported an increase in consolidated net income to $84.6 million from $52.8 million for fiscal year 2013. Net economic earnings for 2014 were $100.1 million, up from $65.0 million for 2013, an increase of 6.3 percent on a per share basis. Net economic earnings exclude from net income the effect of unrealized gains and losses on energy-related derivatives, as well as the impacts of the MGE and Alagasco acquisitions. Those impacts include acquisition-related costs, the results of operations for the month of September for Alagasco in 2014 and MGE in 2013, interest expense on long-term debt issued to finance the transactions, as well as the dilutive impact in the year of issuance of the approximately 10 million shares issued in both 2014 and 2013 in conjunction with the acquisitions. The increase in net economic earnings from 2013 to 2014 was driven by improved Gas Utility performance, reflecting the addition of MGE, and higher earnings in the Gas Marketing segment driven by colder weather.

Executive Compensation in Fiscal Year 2014 (page 28)

The graph below evidences the Company’s commitment to the pay-for-performance philosophy. It compares basic net economic earnings per share to the Annual Incentive Plan (“AIP”) payments to the named executive officers.

Basic net economic earnings per share is the key metric used to determine funding under our AIP in 2014. The earnings in the graph are based on operations at the time of performance.

Basic Net Economic EPS Compared to NEOs Annual Incentive Award

The Company also emphasizes pay-for-performance by placing a majority of the executives’ target total direct compensation at risk through the annual and equity incentive plans. Target total direct compensation (TTDC) includes the current base salary, the 2014 target AIP opportunity, and the market value (target shares X grant date stock price) of the 2006 Equity Incentive Plan awards made during fiscal year 2014. Further, the largest proportion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance. The graph below shows the mix of fixed and at-risk pay. Additional details on long-term incentives can be found on page 37.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting iii

Fiscal 2014 TTDC Components Table

Approval of 2015 Equity Incentive Plan (page 8)

We are asking our shareholders to approve our 2015 Equity Incentive Plan (the “Plan”), which is substantially similar in many respects to the 2006 Equity Incentive Plan as amended (“2006 Plan”) that is currently in place. The purpose of the Plan is to promote the interests of the Company by granting awards to the Directors, officers and employees of the Company and its subsidiaries in order to (a) attract and retain Directors, officers and employees of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the stock; and (c) provide each such individual with a stake in the future of the Company that corresponds to the stake of each of the Company’s shareholders. If approved, the Plan will be effective January 29, 2015 and will replace the 2006 Plan.

Independent Registered Public Accountant (page 16)

We are asking shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for fiscal year 2015. The table contains summary information with respect to Deloitte & Touche’s fees for services provided in fiscal year 2013 and fiscal year 2014.

	2014	2013
Audit fees	$1,847,000	$1,186,950
Audit related fees	368,300	978,372
Tax fees	35,600	27,200
All other fees	2,200	2,200
Total	$2,253,100	$2,194,722

iv The Laclede Group, Inc. • 2014 Notice of Annual Meeting

The Laclede Group, Inc. • 2014 Notice of Annual Meeting v

ABOUT THE
ANNUAL SHAREHOLDERS MEETING

This proxy statement is furnished to solicit proxies by the Board of Directors of The Laclede Group for use at the annual meeting of its shareholders to be held on January 29, 2015, and at any adjournment or postponement of the meeting. The meeting will be held in the Yaeger Conference Center (first floor) at the Company’s primary offices at

720 Olive Street, St. Louis, Missouri 63101 at 10 a.m. Central Standard Time. This proxy statement is first being made available to shareholders with the annual report for its fiscal year 2014 on or about December 19, 2014. In this proxy statement, we refer to The Laclede Group as the Company.

Questions and Answers about the Annual Meeting

Who is soliciting my vote?
The Board of Directors of the Company is soliciting your vote for the Company’s annual meeting of shareholders.

When will the meeting take place?
The annual meeting will be held on Thursday, January 29, 2015 at 10 a.m. Central Standard Time in the Yaeger Conference Center on the first floor of the Laclede Gas Building at 720 Olive Street, St. Louis, MO 63101.

Who is entitled to vote at the annual meeting?
If you owned Company stock at the close of business on November 20, 2014, you may attend and vote at the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
Under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”), we are permitted to furnish proxy materials, including this proxy statement and our annual report to our shareholders, by providing a Notice of Internet Availability of Proxy Materials. Most shareholders will not receive printed copies unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such material in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

Can I vote my shares by filling out and returning the Notice?
No, the Notice identifies the items to be voted on at the annual meeting; you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by phone, and (iii) request and return a paper proxy card or voting instruction card.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Also, if you previously requested paper copies of the proxy materials or if applicable regulations required delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive future proxy materials online will save us the cost of producing

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 1

and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

Who is a shareholder of record?
You are a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare. You will receive a Notice or these proxy materials by delivery directly to you. You are entitled to vote your shares by Internet, telephone, in person at the meeting, or, if you have requested printed proxy materials, by completing and returning the enclosed proxy card.

Who is a beneficial owner?
You are a beneficial owner if you hold your stock in a stock brokerage account, or by a bank or other nominee. Your shares are held in “street name” and the Notice or these proxy materials are being sent to you by your broker, bank or nominee, who is considered the shareholder of record. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. You may attend the annual meeting, but you will need to bring a letter or statement from that firm that shows you were a beneficial owner of Company shares on November 20, 2014. You may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee provided a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

How many shares must be present to hold the annual meeting?
A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. As of November 20, 2014, there were 43,211,574 shares outstanding. Both abstentions and broker non-votes are counted as present for purposes of determining quorum.

How many votes are required for each item of business?
Election of Directors: The election of Directors requires the affirmative vote FOR each nominee of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy. Withheld votes and abstentions will have the effect of votes against the nominee, while broker non-votes will not be considered represented and will have no effect on the outcome.

Approval of 2015 Equity Incentive Plan: This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy to be approved. In addition, to satisfy the New York Stock Exchange’s shareholder approval requirement, this proposal requires an affirmative vote FOR of a majority of the total votes cast on the proposal to be approved. Under New York Stock Exchange rules, abstentions are treated as votes cast, but broker non-votes are not. Therefore, for all purposes, abstentions will have the effect of a vote against the proposal, and broker non-votes will not be considered represented and will have no effect on the outcome.

Ratification of Appointment of Independent Registered Public Accountant: This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy to be approved. Abstentions will have the effect of a vote against the proposal.

Voting Matters

How do I vote?
You may vote on the Internet, by phone, by mail, or by attending the annual meeting and voting by ballot. The Internet and phone voting procedures are designed to authenticate that you are a shareholder by use of a control number.

The procedures allow you to confirm that your instructions have been properly recorded. If you vote by telephone or Internet, you do not need to mail back your proxy card or voting instruction card.

2 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

By Internet: If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

By phone: You also can vote by phone by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By mail: If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

At the annual meeting: The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or the nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by phone or represented by proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

If you hold your shares through a broker, please note that your broker will not be permitted to vote on your behalf for the first two proposals unless you provide instructions as to how to vote your shares. Voting your shares is important to ensure that you are represented at the meeting. If you have any questions about the voting process, please contact the broker where you hold your shares.

Can I vote my shares that are held in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or any of the Company’s 401k plans?
If you participate in The Laclede Group Dividend Reinvestment and Stock Purchase Plan or in the Company Stock Fund of the Laclede Gas Wage Deferral Savings Plan, Laclede Gas Salary Deferral Savings Plan, Missouri Natural Wage Deferral Savings Plan or Alagasco Employee Savings Plan, you are entitled to vote those shares. If you do not give voting instructions for shares owned by you through any of these plans, none of your shares held in the plans will be voted. To allow sufficient time for voting by the administrator and trustee of the plans, your voting instructions must be received by January 27, 2015.

How can I revoke or change my vote?
You may revoke your proxy at any time before it is voted at the meeting by:

  Sending timely written notice of revocation to the corporate secretary;

  Submitting another timely proxy by telephone, Internet or proxy card; or

  Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

How many votes do I have?
You are entitled to one vote for each share that you owned on November 20, 2014.

What happens if I don’t give specific voting instructions?
Shareholders of record: If you are a shareholder of record and you either indicate that you want to vote as recommended by the Board of Directors or you return a signed proxy card but do not indicate how you want to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 3

meeting. If you indicate a choice for any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial owners: If you hold shares in street name and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining if there is a quorum, but are not counted for purposes of determining whether a matter has been approved. Broker non-votes will not affect the outcome of the votes on the first two proposals. If you do not provide instructions to your broker, under the rules of the New York Stock Exchange, your broker will not be authorized to vote the shares it holds for you with respect to the first two proposals. Your broker has the discretion, however, to vote the shares it holds for you on the ratification of the independent registered public accountant.

Who counts the votes?
We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We also have hired IVS Associates, Inc. to serve as independent inspector of elections.

4 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

PROPOSAL 1

Election of Directors

The Board of Directors is divided into three classes. Directors Borer and Fogarty, whose terms will expire upon the election of Directors at the meeting on January 29, 2015, have been nominated to stand for reelection for terms expiring upon the election of their successors in January 2018. Director Leness, whose term will expire upon the election of directors at the meeting on January 29, 2015, has been nominated to stand for reelection for a term expiring upon the election of his successor in January 2016, at which time Leness will be subject to mandatory retirement from the Board. The persons named as proxies intend to vote FOR the election of the three nominees. If any nominee becomes unavailable for any reason before the meeting, which is not anticipated, the proxies will vote the shares indicated for that nominee for a person to be selected by our Board of Directors. William E. Nasser, the Chairman of the Board, will retire at the meeting on January 29, 2015 as he has reached the Board’s mandatory retirement age of 75.

Information About the Nominees and Directors

Nominees for Term Expiring in 2018
Mark A. Borer, 60, served as CEO as well as a member of the Board of Directors of DCP Midstream Partners LP from November 2006 through December 2012. DCP Midstream Partners LP is a public midstream master limited partnership that is engaged in all stages of the midstream business for both natural gas and natural gas liquids.

Mr. Borer’s experience in the midstream natural gas business gives him extensive, hands-on knowledge of the industry. His recent service as a CEO and member of the board of a public entity provides him with valuable experience in the operations of an energy company, and he possesses strong business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks and strategy.

Director since 2014

Maria V. Fogarty, 55, served as the Senior Vice President of Internal Audit and Compliance at NextEra Energy, Inc. from 2011 through June 30, 2014. She previously served as Vice President of Internal Audit at that company from 2005 to 2010 and Director of Internal Audit from April 1993 through 2004. NextEra Energy, Inc. is a leading clean energy company with 2013 revenues of approximately $15 billion and the parent company of Florida Power & Light, the largest rate-regulated electric utility in Florida.

Ms. Fogarty’s prior experience leading the audit function at a public energy company provides her far-reaching knowledge of the audit and Sarbanes – Oxley requirements facing public companies today. Her industry experience at a company that grew significantly during her tenure at the company benefits the Board as she can provide insights into the risks, opportunities and challenges created by growth.

Director since 2014

Anthony V. Leness, 74, was Managing Director Investment Banking – Global Power & Energy Group at Merrill Lynch & Co., Inc., in New York City from 1978 to his retirement on June 30, 2006. Merrill Lynch provides wealth management, capital market, investment banking and consulting services. He served as a relationship manager on a broad range of large and small companies, including industrial, communications, oil and gas exploration, natural gas pipeline, and, from 1990, exclusively on power and natural gas distribution companies.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 5

Mr. Leness’ prior investment banking experience gives him extensive knowledge of the Company and the utility, pipeline, oil and natural gas industries. He provides critical insight and analysis relative to the capital markets and corporate finance as well as investment strategy. Having previously provided expert testimony before Federal and State regulatory commissions, he also understands and advises relative to regulatory approaches in different markets as well as the implications of regulation to the Company and the industry.

Director since 2006

The Board of Directors recommends a vote “FOR” election of these nominees as Directors.

Directors with Term Expiring in 2016
Brenda D. Newberry, 61, is the Chief Executive Officer of Nesher, LLC, which provides consulting services that include advising, speaking and writing on diverse business, board service, entrepreneurial, leadership and life management topics. She was, until May 2010, Chairman of the Board of The Newberry Group. From 2006 to 2009, she served as its Chairman and Chief Executive Officer. From 1996 to 2005, she served as its President and Chief Executive Officer. Ms. Newberry founded The Newberry Group in 1996 with her husband. The Newberry Group provides information technology consulting services on a global basis, specializing in cyber-security services, information systems consulting, and project management services. Since 2007, she also has served as a director of Enterprise Financial Services Corp.

As technology becomes a larger part of business, Ms. Newberry provides valuable insight into the Company’s information technology strategy and related risks and exposures. Further, her experience in creating and building her own businesses assists the Company as it considers growth opportunities, and her government contractor experience provides insight in conducting business in a highly regulated industry.

Her experience on another public company board brings governance experience and insight to the Board.

Director since 2007

Suzanne Sitherwood, 54, has served as the Company’s President since September 1, 2011 and Chief Executive Officer since February 1, 2012. Until August 2011, she was Senior Vice President of Southern Operations for AGL Resources, Inc. and President of Atlanta Gas Light, Chattanooga Gas and Florida City Gas.

Ms. Sitherwood has over 30 years’ experience in the natural gas industry. Her experience ranges from chief engineer to vice president gas operations and capacity planning to her most recent title of president of three natural gas utilities with over 1.5 million customers and $2.37 billion in revenues. She also brings to the Company her experience in working in a regulatory environment while implementing strategic growth initiatives.

Director since 2011

Mary Ann Van Lokeren, 67, retired as Chairman and Chief Executive Officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She served in that capacity from December 1986. During the past six years, she has served, and continues to serve, as a director of Masco Corporation.

With her prior experience as CEO of one of the largest Anheuser-Busch wholesalers in Missouri, Ms. Van Lokeren has strong business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks, controls and strategy. She also has strong ties to the customer service area of the utility. Further, her experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Director since 2000

Directors with Term Expiring in 2017
Edward L. Glotzbach, 66, served as Vice Chairman, Mergers and Acquisitions, of Information Services Group from November 2007 when it acquired Technology Partners International, Inc.

6 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

to March 1, 2012. From December 2004 to November 2007, he served as President and CEO of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of information technology and business process sourcing initiatives. From October 2003 to December 2004, he served as Vice President and Chief Financial Officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being Executive Vice President and Chief Information Officer for six years. Mr. Glotzbach served as a director of Perficient, Inc. from 2010 to May 2012.

Mr. Glotzbach brings to the Board business and leadership experience as an executive of a public company, regulated utility experience as a former executive of a telephone utility regulated by the Missouri Public Service Commission, financial expertise having served as a chief financial officer at other companies, and his information technology expertise given his experience at Information Services Group as well as his prior chief information officer experience at a major telephone company. He also provides insight to the Company as to potential exposures and risks in those areas.

Director since 2005

W. Stephen Maritz, 56, has been Chairman of the Board of Maritz Holdings Inc. since February 2001 and Chief Executive Officer since November 1998. Maritz Holdings Inc. provides performance improvement, marketing research and travel services on a global basis.

In addition to his current business and leadership experience in managing a large, international company, Mr. Maritz brings to the Board his expertise in pursuing and measuring customer satisfaction as well as engaging and motivating employees. Further, he understands the importance of demographics in the marketplace and implications for business.

Director since 2000

John P. Stupp Jr., 64, has been President of Stupp Bros., Inc. since March 2004 and Chief Executive Officer of Stupp Corporation since August 1995.

He previously served as Executive Vice President of Stupp Bros., Inc. from April 1995 to March 2004 and its Chief Operating Officer from April 1996 to March 2004. Stupp Bros., Inc. has two operating divisions: Stupp Bridge Company, a fabricator of steel highway and railroad bridges; and Stupp Corporation, producer of custom-made HFW (high frequency weld) and spiral weld pipe for gas and oil transmission; and three subsidiaries: APCI, an integrator of linear friction welding technology; Bayou Coating LLC, coating applicators for steel line pipe; and Midwest BankCentre, a Missouri bank holding company. During the past six years, he has served and continues to serve as a director of Stupp Bros., Inc. and Atrion Corp.

As President of Stupp Bros., Inc., one of the Company’s largest shareholders with a long-term investment relationship with the Company, Mr. Stupp has historic institutional knowledge of the Company and directly represents the shareholder interest. Further, his experience with the various subsidiaries of Stupp Bros., Inc., provides insight as to the pipeline and other infrastructure industries on a national basis as well as insight into the regional economy.

Director since 2005

Director with Term Expiring in 2015 and not Standing for Reelection
William E. Nasser, 75, was appointed as the independent Chairman of the Board effective February 1, 2012. He was, until October 2003, CEO of SouthWest NanoTechnologies, Inc., a privately held specialty chemical firm. He served as Chairman of Enchira Biotechnology Corp. from April 1998 to January 2003. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995.

Mr. Nasser’s experience on the Company’s Board provides him with institutional knowledge of the Company and positions him well to serve as the Board’s Chairman and to facilitate effective communications between the Board and senior management. Further, his experience outside the Company provides insight into the broader oil and gas industry, its key risks and opportunities and potential impact on the utility industry.

Director since 2000

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 7

PROPOSAL 2

Approval of 2015 Equity Incentive Plan

Background and Purpose

We are asking our shareholders to approve our 2015 Equity Incentive Plan (the “Plan”), which is substantially similar to the 2006 Equity Incentive Plan as amended (“2006 Plan”). The key differences between the Plan and the 2006 Plan are set forth below. Our Board adopted the Plan on October 30, 2014.

Like the 2006 Plan, the purpose of the Plan is to promote the interests of the Company by granting awards to the Directors, officers and employees of the Company and its subsidiaries in order to (a) attract and retain Directors, officers and employees of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the stock; and (c) provide each such individual with a stake in the future of the Company that corresponds to the stake of each of the Company’s shareholders.

The Company has changed and grown significantly since the original approval of the 2006 Plan. In early 2006, the Company’s market capitalization was approximately $715 million, while today it has grown to more than $2 billion. In 2006, we served approximately 630,000 natural gas customers through Laclede Gas Company in eastern Missouri. Today, we serve approximately 1.56 million customers in eastern Missouri, western Missouri and central Alabama through Laclede Gas Company and Alabama Gas Corporation, both of which are the largest natural gas regulated public utilities in their respective states. Over the years, our shareholders have experienced steady dividend growth, as well, from an annualized dividend of $1.41 per share in 2006 to an annualized rate of $1.84 per share today, an increase of almost 25%.

This growth and success can be attributed to many factors, but one significant ingredient is strong leadership at the Board of Directors and within the Company – executives and beyond. Recruiting and retaining experienced and talented leadership requires competitive compensation programs that incentivize the right behaviors to drive value for shareholders. The Plan is a piece of this program.

The Plan as proposed is not significantly different from the 2006 Plan. Even though the Company has grown significantly since 2006, we are asking for approval of a fewer number of shares than we requested in 2006. If approved, the Plan will be effective January 29, 2015.

This Plan will replace the 2006 Plan and the remaining unused shares under the 2006 Plan will be cancelled, including any shares forfeited or retained for taxes under outstanding awards under the 2006 Plan. None of the unused shares under the 2006 Plan or those forfeited or repurchased for tax purposes will be used in or added to the reserve for the Plan. Further, the Company, having recently approved equity grants under the 2006 Plan, does not intend to issue any new grants, other than for potential new hires, between the date of this proxy statement and the effective date of the Plan.

As of September 30, 2014, out of a total of 1,250,000 shares reserved for issuance under the 2006 Plan, 326,245 remained available for grant, with the following types of grants made and still outstanding:

  48,000 non-qualified stock options; and

  444,667 performance awards, restricted stock and restricted stock units.

8 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Immediately following the fiscal year 2015 grants on December 1, 2014, out of the total of the 326,245 shares reserved for issuance, 121,888 will remain available for grant.

Shares and Benefits
If shareholders approve the Plan, a total of 1,000,000 shares of stock will be available for issuance under the Plan.

Under the Plan, substitute awards (which are awards granted to employees at entities acquired by or merged into the Company or a Company subsidiary) will not count against the total number of shares of stock otherwise available for issuance under the Plan. Subject to New York Stock Exchange listing requirements, shares available under a shareholder-approved plan of an acquired company (as appropriately adjusted to shares of Company stock to reflect the transaction) may be issued under the Plan for awards to individuals who were not employees of the Company or its subsidiaries immediately before such transaction and will not count against the total number of shares of stock otherwise available for issuance under the Plan. As the Company continues to grow through acquisition, it will be increasingly important to be able to grant equity awards to employees of acquired companies in order to retain the experienced and talented individuals who know the acquired business best.

Under the 2006 Plan, equity grants have predominantly been in the form of performance awards – more specifically performance contingent restricted stock and more recently performance contingent restricted stock units. These types of awards closely align the compensation of the executive officers with shareholder interests as vesting is contingent on meeting or exceeding certain performance metrics.

While future awards under the Plan are not presently determinable, the grants made to the five named executive officers during the most recent fiscal year are set forth in the Grants of

Plan-Based Awards Table. In the last fiscal year, the following awards were made and are outstanding under the 2006 Plan:

		All Executive
Type of Award	All Participants	Officers
Nonqualified stock	–	–
options
Time-vested	76,568	23,579
restricted stock
Performance contingent	77,371	54,500
restricted stock units

Key Provisions of the Plan
We have highlighted below some of the key provisions of the Plan:

  The Compensation Committee (“Committee”), which is comprised wholly of independent Directors, is the plan administrator.

  The Plan provides for restricted stock, restricted stock units, qualified and non-qualified stock options, stock appreciation rights and performance awards payable in shares of stock or cash or a combination or both.

  The maximum number of shares reserved for issuance under the Plan is 1,000,000, which is also the maximum for incentive stock options.

  The Plan provides a default vesting period of three years for each type of award.

  The maximum number of shares available for issuance under the Plan may only be replenished with shares withheld for taxes or exercise of an award and from awards that have expired or been forfeited or canceled.

  The Plan does not allow repricing without shareholder approval.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 9

  The Plan does not allow awards of stock options or stock appreciation rights having exercise prices at discounts from fair market value.

  The aggregate number of shares in all awards granted to all Directors during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers) shall not exceed 125,000.

  The Plan provides for recoupment in accordance with the Company’s recoupment policy, as provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Sarbanes-Oxley Act of 2002, each as amended and the rules and regulations under them, and as may be required under the listing standards of the New York Stock Exchange.

  This Plan will replace the 2006 Plan and the remaining unused shares under the 2006 Plan will be cancelled, including any shares forfeited or retained for taxes under outstanding awards under the 2006 Plan. None of the unused shares under the 2006 Plan or those forfeited or repurchased for tax purposes will be used in or added to the reserve for the Plan. Further, the Company, having recently approved equity grants under the 2006 Plan, does not intend to issue any new grants, other than for potential new hires, between the date of this proxy statement and the effective date of the Plan.

Eligibility
Directors, officers and employees of the Company and its subsidiaries will be eligible to be selected for awards under the Plan. As of December 1, 2014, 82 officers and employees and 9 Directors are expected to be eligible to participate in the Plan.

Administration
The Compensation Committee is the administrator of the Plan. The Committee selects the participants and determines the types, terms and conditions of awards. It also has the authority to interpret the Plan, establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations necessary or advisable for the administration of the Plan.

Term of the Plan
The Plan will expire in 2025, but awards outstanding at that time will continue in accordance with their terms and will not be affected by the expiration or termination of the plan. In no event may an incentive stock option be granted following the day before the 10th anniversary of the earlier of (i) the date of the Board’s adoption of the Plan or (ii) the effective date of the Plan.

Stock Options
The Committee may award stock options under the Plan and determine the individuals to whom options will be granted, the number of shares to be covered by each option, the term of each option, the times at which each option may be exercised and whether an option is an incentive stock option. Incentive stock option grants are intended to incentivize management to grow the value of the Company, so grants of these options are limited to employees of the Company and its subsidiaries.

No option may be granted with an exercise price less than the fair market value of a share of stock on the grant date. Notwithstanding the foregoing, the option price of an option that is a substitute award granted in a manner satisfying the provisions of Internal Revenue Code section 424(a), as if the option were an incentive stock option, may be less than the fair market value of a share of stock on the date the option is granted. The additional language gives the Company flexibility to issue substitute options to employees of acquired companies at prices appropriate in light of the transaction. Options may not be repriced or exchanged for cash or for replacement options with a lower exercise price without shareholder approval.

10 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

The terms of each option are set forth in the individual option agreement. The default vesting period for options is three years after the grant date. No option will be exercisable after the expiration of 10 years from the date the option is granted; however, incentive stock options granted to an employee who owns more than 10% of the total combined voting power of all classes of shares of the Company may not have a term of over five years from the grant date. Notwithstanding the foregoing, if the term of an option (other than an incentive stock option) would expire at a time when the exercise of such option would violate any applicable federal, state or local law, then the option will remain exercisable until, and the term will expire on, the date that is 30 days after the exercise of the option would first no longer violate any applicable federal, state or local law. This allows holders of options that expire during a blackout period the opportunity to exercise those options within 30 days after the expiration of the blackout period.

Shares relative to any stock options granted under the Plan that expire or are forfeited or withheld for taxes will be added back to the pool of available shares under the Plan.

Restricted Stock and Restricted Stock Units
The Committee may award restricted stock in such amounts, subject to such restrictions, and on such terms as it may determine. Restricted stock is subject to restrictions on transferability during the period the stock is subject to restrictions. The restricted period may be defined in terms of the passage of time or in any other manner the Committee deems appropriate, including based on the achievement of performance goals. Restricted stock has a default vesting period of three years after the grant date. Holders of restricted stock awards that are not contingent on performance for vesting will have dividend and voting rights. The Committee may also award restricted stock units having a value equal to an identical number of shares of stock. Payment of restricted stock units may be made in stock, cash or a combination based upon the fair market value of the stock on the day the restricted period expires, as determined by the Committee.

Shares relative to restricted stock that are forfeited or withheld for taxes will be added back to the pool of available shares.

Stock Appreciation Rights (SARs)
The Committee may award SARs either alone or with underlying stock options. If granted in connection with an option, the SAR will cover the same number of shares of stock as are covered by the option (or such lesser number of shares as the Committee may determine) and will be subject to the same terms and conditions as the related option. SARs have a default vesting period of three years after the grant date. The Committee may limit in any manner the amount payable with respect to any SAR. SARs entitle the holder upon exercise to receive an amount equal to the excess of the fair market value of the shares covered by the SAR over the exercise price, payable in the form of cash, shares or combination, as determined by the Committee.

Notwithstanding the foregoing, if the term of a SAR would expire at a time when the exercise of such SAR would violate any applicable federal, state or local law, then the SAR will remain exercisable until, and the term will expire on, the date that is 30 days after the exercise of the SAR would first no longer violate any applicable federal, state or local law. This allows holders of SARs that expire during a blackout period the opportunity to exercise those SARs within 30 days after the expiration of the blackout period.

Shares relative to any SARs granted under the Plan that expire or are forfeited or withheld for taxes will be added back to the pool of available shares.

Performance Awards
Performance awards may be granted by the Committee in the form of actual shares of stock or stock units having a value equal to an identical number of shares of stock. The Committee will determine whether performance awards granted in the form of stock units will be paid in cash, stock, or a combination of cash and stock. The Plan also allows the award of performance-based cash bonuses. For all performance awards, the Committee will determine the applicable performance objectives and performance period.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 11

Performance Goals and Objectives
The Committee will establish the performance objectives, which means the level or levels of performance required to be attained for a participant to become entitled to specified rights under a performance award. The Committee may provide for adjustments to eliminate the effects of changes for restructuring, extraordinary items, discontinued operations, other non-recurring changes and the cumulative effects of accounting changes, each as defined by GAAP, any action by a regulatory agency or other extraordinary or non-recurring items that occur during a performance period, in each case, to preserve the economic intent of any performance award.

Performance goals means or may be expressed in terms of any of the following business criteria:

  revenue;

  earnings before interest, taxes, depreciation and amortization (“EBITDA”);

  earnings before interest and taxes (“EBIT”);

  funds from operations;

  funds from operations per share;

  operating income (loss);

  pre- or after-tax income (loss);

  cash available for distribution;

  cash available for distribution per share;

  cash and/or cash equivalents available for operations;

  net earnings (loss);

  earnings (loss) per share;

  return on equity;

  return on assets;

  return on capital;

  share price performance;

  total shareholder return;

  economic value added;

  economic profit;

  credit rating;

  improvements in the Company’s attainment of expense levels;

  objective third-party measures of customer satisfaction;

  objective measures of operating stability and reliability;

  operating goals related to customer satisfaction improvement; or

  implementing or completion of:

–	strategic plans,

–	improvement in investor relations,

–	marketing and manufacturing of key products,

–	improvement in cash-flow (before or after tax),

–	development of critical projects or product development or

–	progress relating to research and development.

A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The performance objectives will be established by the Committee prior to, or reasonably promptly following the inception of, a performance period, but, to the extent required by Section 162(m) of the Code, no later than the earlier of the date (a) that is 90 days after the commencement of the performance period or (b) prior to the date on which 25% of the performance period has elapsed.

More than one performance objective may be incorporated in a performance goal, in which case achievement with respect to each performance objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a performance objective may be established in absolute terms, as objectives

12 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance objectives will be objective and will otherwise meet the requirements of Section 162(m) of the Code. Performance objectives may differ for performance awards granted to any one participant or to different participants. A performance award to a participant who is an executive officer subject to the limits of Section 162(m) of the Code, referred to as a “covered employee,” will provide that in the event of the participant’s termination of continuous service prior to the end of the performance period for any reason, such performance award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Committee determines. The Committee may include or exclude specified items of an unusual or non-recurring nature.

Following the completion of each performance period, the Committee will certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of the performance award have been achieved or met. Unless the Committee determines otherwise, performance awards will not be settled until the Committee has made the certification specified in the Plan.

The maximum number of shares of stock that may be subject to a performance award granted to a covered employee in a performance award is 50,000 shares of stock during a fiscal year (or, to the extent a performance award is paid in cash, rather than stock, the maximum dollar amount of the award is the equivalent cash value, based on the fair market value of the stock on the last day of the performance period). If a performance award is a cash bonus, the maximum of cash bonuses payable in any one fiscal year to a participant is $2,000,000.

Other Stock-Based Awards
The Plan permits the Committee to grant other stock-based awards that are payable in, valued by reference to or otherwise based on stock, either alone or in conjunction with other awards. The Committee determines the terms and conditions of any such award.

Change in Control, Acceleration and Adjustments
In the event of a change of control, if outstanding awards are not terminated and the successor company assumes or substitutes the outstanding awards or, if the Company remains the ultimate parent corporation and the outstanding awards are continued, there is no acceleration of vesting if a participant’s employment with the successor company (or the Company) or a subsidiary continues.

If the participant’s employment terminates within 24 months following the change in control (or such other period set forth in the award agreement, including prior thereto if applicable) and under the circumstances specified in the award agreement, then:

  all outstanding options and SARs will vest and become exercisable to the full extent of the original grant and all restrictions, limitations and other conditions on any other awards automatically lapse; and

  all outstanding awards with performance conditions will become vested and will be settled pro rata based on the target level for such award without regard to provisions for minimum or maximum attainment.

If there is a change in control, and the outstanding awards are not terminated, but the outstanding awards are not assumed, substituted or continued, then:

  all outstanding options and SARs immediately become vested and exercisable to the full extent of the original grant; and

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 13

  all restrictions, limitations and other conditions, if any, on any other awards automatically lapse; and

  all outstanding awards with performance conditions become vested and will be settled pro rata based on the target level for such award without regard to provisions for minimum or maximum attainment.

The Committee may include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

A change in control is defined in the Plan as (i) the acquisition of 20% or more of the Company’s common stock or voting power excluding certain acquisitions by or from the Company and its affiliates, (ii) a change in the composition of a majority of the Company’s Board of Directors without the approval of the incumbent Directors as defined in the Plan, (iii) consummation of a reorganization, merger or consolidation, unless the Company’s shareholders possess more than 50% of the surviving entity’s then outstanding common stock or the surviving entity’s combined voting power entitled to vote generally in the election of Directors, (iv) liquidation or dissolution of the Company, or (v) the sale of all or substantially all of the Company’s assets.

Upon the occurrence of certain events that the Committee determines affect the stock such that an adjustment is determined to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made with respect to an award, the Committee will adjust, in such manner as it deems equitable, any or all of the following: (i) the number and kind of shares of stock (or other securities or property) with respect to which awards may be granted or awarded; (ii) the number and kind of shares of stock subject to outstanding awards; and (iii) the grant or exercise price with respect to any award. Any adjustment made to an incentive stock option will be made in accordance with Section 424(a) of the Code. Alternatively, if following such an event the outstanding awards will not be assumed or otherwise continued following the event, the

Committee may terminate any outstanding award without a participant’s consent and (a) provide for either (i) the purchase of any award for an amount of cash equal to the amount that could have been attained upon the exercise of the award or realization of the participant’s rights had the award been currently exercisable or payable or fully vested or (ii) the replacement of such award with other rights or property selected by the Committee in its sole discretion and/or (b) provide that the award will be exercisable (whether or not vested) as to all shares for at least 10 days prior to the event.

The Committee may also determine to accelerate the vesting or exercisability of an award due to the death, disability, retirement, or other termination of employment or service other than termination for cause. Cause is defined in the Plan as (i) willful and continued failure by the participant to perform substantially the duties of employment assigned by the Company (other than any failure due to physical or mental illness) after a demand for substantial performance delivered by the Company that specifically identifies the manner in which it is believed that the participant has not substantially performed such duties, or (ii) willful engagement by the participant in misconduct that is materially injurious to the Company or any of its subsidiaries.

Recoupment
Awards granted under the Plan will be subject to any recoupment or clawback policy adopted by the Company, and to clawback requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules and regulations under them, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. In addition, awards granted under the Plan will be subject to clawback as may be required under the listing standards of the New York Stock Exchange under Section 10D of the Exchange Act, as interpreted by rules of the SEC.

Federal Income Tax Considerations
The following is a summary of the material federal tax consequences of receiving options under the Plan and is based upon an analysis of the

14 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. A participant may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and is not tax advice.

Incentive Stock Options
Recipients of incentive stock options generally do not recognize taxable income, and the Company is not entitled to a deduction, on the grant or exercise of incentive stock options. However, the spread by which the fair market value of the stock received on the date of exercise exceeds the option price is an item of adjustment that must be taken into account under the “alternative minimum tax,” which may give rise to an alternative minimum tax liability for the tax year in which the exercise occurs. If a recipient holds the shares acquired for at least one year from the exercise date and does not dispose of the shares for at least two years from the grant date, the recipient’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the recipient’s basis in the shares acquired. The Company will not be entitled to a deduction. If a recipient disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the recipient’s basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Nonqualified Stock Options
A recipient generally does not recognize taxable income on the grant of nonqualified stock options, but does recognize ordinary income on the exercise date. The amount of income is the amount by which the fair market value of the shares received on the date of exercise exceeds the option price. The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the recipient from the exercise of the nonqualified stock options.

Section 162(m)
Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other performance-based compensation awards under the Plan will qualify for the performance-based limits.

Section 280G of the Code
Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions with respect to other awards in connection with a change in control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the participant could be subject to a 20% excise tax, and our Company could be denied a federal income tax deduction. To the extent there is an “excess parachute payment,” the Company will not provide a gross-up payment to the participant. Instead, due to provisions in the management continuity protection plan, the payment under the Plan will be reduced to the amount necessary to avoid triggering such an adverse tax consequence.

New Plan Benefits
Because future awards under the Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The affirmative vote of holders of a majority of the shares entitled to vote that are present in person or represented by proxy will be required to approve this Proposal. In addition, to satisfy the New York Stock Exchange's shareholder approval requirement, a majority of the total votes cast on the proposal must be voted in favor of the proposal.

Your Board of Directors Recommends a Vote “FOR” Approval of 2015 Equity Incentive Plan.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 15

PROPOSAL 3

Ratification of Appointment of Independent Registered Public Accountant

The Board of Directors, upon recommendation of its Audit Committee, recommends that you ratify the appointment of Deloitte & Touche LLP, independent registered public accountant to audit the books, records and accounts of The Laclede Group and its subsidiaries for the fiscal year ending September 30, 2015. A representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Your Board of Directors Recommends a Vote “FOR”
Ratification of The Appointment of Deloitte & Touche LLP as
Independent Registered Public Accountant.

16 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

GOVERNANCE

Beneficial Ownership of Laclede Group Common Stock

The table below shows as of November 1, 2014 the number of shares of our common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each current Director and Director nominee, (iii) each named executive officer listed in the Summary Compensation Table, and (iv) all Directors, nominees and executive officers as a group.

Amount and Nature of Ownership

	Shares
	Beneficially
Name	Owned	(1)	Percent of Class
M. A. Borer	1,900
M. C. Darrell	29,947	(2)	*
L. C. Dowdy	3,125	(2)	*
M. V. Fogarty	1,900	(3)
E. L. Glotzbach	18,047	(3)	*
A. V. Leness	17,750		*
S. L. Lindsey	8,598	(2)	*
W. S. Maritz	16,100		*
W. E. Nasser	16,600		*
B. D. Newberry	12,750	(3)	*
S. P. Rasche	9,921	(2)	*
S. Sitherwood	29,520	(2)	*
J. P. Stupp Jr.	1,169,350	(3)(4)	2.7%
M. A. Van Lokeren	21,530		*
American Century Companies, Inc.	2,092,429	(5)	6.4%
BlackRock, Inc.	2,830,121	(6)	8.7%
The Vanguard Group, Inc.	1,983,529	(7)	6.1%
All nominees, Directors and executive officers as a group (16)	1,402,824		3.2%

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.

(2)	Includes restricted non-vested shares granted under the 2006 Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 5,971; L. C. Dowdy – 1,625; S. L. Lindsey – 7,623; S. P. Rasche – 4,770; S. Sitherwood – 18,165.

(3)	Includes restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which each recipient has sole voting power and no current investment power, as follows: E. L. Glotzbach – 5,275; B. D. Newberry – 8,950; and J. P. Stupp Jr. – 10,550. Ms. Fogarty has 1,900 restricted, non-vested shares under the 2006 Plan as amended.

(4)	Includes 1,155,000 shares owned by Stupp Bros, Inc. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125.

(5)	Information provided as of December 31, 2013 in Schedule 13G/A filed by American Century Companies, Inc. (“ACC”), whose address is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111. The report indicates that it has 1,987,532 shares with sole voting power and 2,092,429 shares with sole investment power, and no shares with shared voting power or shared investment power. ACC is controlled by Stowers Institute for Medical Research, which is a beneficial owner of securities that are the subject of the report. American Century Investment Management, Inc. is a wholly owned subsidiary of ACC and an investment adviser registered under §203 of the Investment Advisers Act of 1940.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 17

(6)	Information provided as of December 31, 2013 in Schedule 13G/A filed by BlackRock, Inc., whose address is 40 East 52nd Street, New York, NY 10022. The report indicates that it has 2,734,122 shares with sole voting power and 2,830,121 shares with sole investment power, and no shares with shared voting power or shared investment power. The subsidiaries included in the report, none of which owns 5% or greater of the Company’s shares, were as follows:

BlackRock Advisors, LLC	BlackRock Asset Management Canada Limited
BlackRock Institutional Trust Company, N.A.	BlackRock Investment Management (Australia) Limited
BlackRock Investment Management, LLC	BlackRock Asset Management Ireland Limited
BlackRock Advisors (UK) Limited	Black Rock Investment Management (UK) Limited
Black Rock Fund Advisors*

*BlackRock Fund Advisors is a subsidiary of BlackRock, Inc. and beneficially owns 5% or greater of the outstanding shares of the Company’s stock according to the report.

(7)	Information provided as of December 31, 2013 in Schedule 13G/A filed by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355. The report indicates that it has 63,998 shares with sole voting power, 1,936,431 shares with sole investment power, no shares with shared voting power and 47,098 shares with shared investment power. The Subsidiaries in the report, none of which owns 5% or greater of the Company’s shares were:

Vanguard Fiduciary Trust Company	Vanguard Investments Australia, Ltd.

*Less than one percent.

The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2014.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders (1)	492,667	$32.42	326,245
Equity compensation plans not approved by
security holders	–	–	–
Total	492,667	32.42	326,245

(1)	Reflects the Company’s 2006 Plan. Included in column (a) are 297,369 non-vested restricted stock units issued under the 2006 Plan for which the weighted average exercise price in column (b) does not take into account.

Additional information on the 2006 Plan is set forth in Note 3, Stock-based Compensation, of the Notes to Financial Statements in the Company’s annual report on Form 10-K for fiscal year 2014.

18 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Stock Ownership Guidelines and Holding Requirements for Non-Employee Directors and Executive Officers

To provide a direct link between Director, executive officer and shareholder interests, the Company adopted a stock ownership policy. The table below indicates the number of shares Directors and executive officers are expected to own under the policy.

Directors must retain 90% and executive officers must retain 75% of the net shares awarded to them under Company plans until they meet the new stock ownership requirements. All Directors and executive officers are currently in compliance with the stock ownership policy.

Stock Ownership Guidelines

Director	5X annual retainer
CEO	4X base salary
Executive Vice Presidents	3X base salary
Senior Vice Presidents	2X base salary
All Other Officers	1X base salary

Corporate Governance

Board and Committee Structure
Our Board currently consists of ten Directors, nine of whom are independent. The Chairman of the Board, Mr. Nasser, will be retiring immediately after the Annual Shareholder Meeting. Our Board will then consist of nine Directors, eight of whom are independent. Under our Corporate Governance Guidelines, the Chair may be an officer or may be an independent member of the Board, at the discretion of the Board. The Board believes it should be free to use its business judgment to determine what it believes is best for the Company in light of all the circumstances. The Board has determined that Mr. Glotzbach will become Chairman of the Board upon Mr. Nasser’s retirement.

Ms. Sitherwood, as Chief Executive Officer, focuses on setting the strategy for the Company, overseeing daily operations, developing our leaders and promoting employee engagement throughout the Company. As Chairman, Mr. Nasser leads the Board in the performance of its duties by working with the Chief Executive Officer to establish meeting agendas and content, engaging with the leadership team between meetings, and providing overall guidance as to the Board’s views and perspective.

During the 2014 fiscal year, there were 13 meetings of our Board of Directors. All Directors attended 75% or more of the aggregate number of meetings of the Board and applicable Committee meetings, and all Directors attended the last annual meeting of shareholders.

The standing committees of the Board of Directors include the Audit, Compensation, Corporate Governance, Investment Review and Strategy Committees.

Audit Committee
The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process and systems of internal controls. The Audit Committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics and compliance programs. At fiscal year-end, the Audit Committee members were Mr. Stupp as Audit Committee chair and Directors Glotzbach, Nasser, Newberry and Van Lokeren. All Audit Committee members were determined by the Board to be independent and financially literate in accordance with the New York Stock Exchange requirements. Mr. Stupp has been determined to be the financial expert for the Audit Committee. The Audit Committee met five times in fiscal year 2014.

Compensation Committee
The Compensation Committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, makes recommendations to the Board regarding Director compensation,

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 19

reviews management’s risk assessment of the Company’s compensation practices and programs, and assists the Board in the oversight of succession planning for executive officers. At fiscal year-end, the Committee members, all of whom were determined to be independent, were Directors Glotzbach (chair), Borer, Leness, Newberry and Stupp. The Committee met four times in fiscal year 2014. There are no Compensation Committee interlocks. The Committee’s retention of a compensation consultant is discussed later in the Compensation Discussion and Analysis.

Corporate Governance Committee
The Corporate Governance Committee considers and makes recommendations to the Board relative to corporate governance and its Corporate Governance Guidelines, assists the Board in identifying individuals qualified to become Board members, and approves any related party transactions. The Committee also recommends committee appointments to the full Board. At fiscal year-end, the Committee members, all of whom were determined to be independent, were Directors Van Lokeren (chair), Maritz, Nasser and Stupp. The Committee met five times in fiscal year 2014.

Investment Review Committee
The Investment Review Committee oversees the investments of the defined benefit qualified pension plans. At fiscal year-end, the Committee members were Directors Leness (chair), Borer, Maritz, Nasser, Newberry and Sitherwood. The Committee met four times in fiscal year 2014.

Strategy Committee
The Strategy Committee oversees the Company’s investment strategies, capital structure and financial needs, including leverage, liquidity, and funding sources and related matters in the context of the corporate strategy. At fiscal year-end, the Committee members were Directors Borer (chair), Glotzbach, Leness, Nasser and Sitherwood. The Committee met four times in fiscal year 2014.

Risk Oversight
Management is responsible for assessing and managing risk exposures on a day-to-day basis, and the Board is responsible for overseeing the

Company’s risk management. In its oversight role, the Board and its Committees ensure that the Company promotes a risk-aware culture and decision-making process. Several of the Board’s Committees assist the Board in its risk oversight: the Audit Committee oversees the financial reporting and related risks, the Investment Review Committee oversees the pension plan funding risks, the Strategy Committee oversees the risks related to the Company’s investment strategies, capital structure and financial needs, and the Compensation Committee oversees the compensation risks.

At the management level, the Company has a risk management committee that meets at least quarterly. This committee, with assistance from the Company’s Director of Enterprise Risk Management, oversees the implementation of the enterprise risk management process and assists in identifying, prioritizing and monitoring risks. Because of the use of commodity-based derivatives by two of the Company’s subsidiaries, there is also a smaller risk committee that focuses on the risks and exposures in the commodity-based derivatives markets.

Compensation Risk Assessment
During the past year, management conducted a risk assessment of its overall compensation program. This risk assessment included consideration of the mix and amount of compensation:

  In cash and equity;

  With short-term and long-term performance goals;

  With individual, business unit and corporate performance objectives; and

  Dependent on financial and non-financial performance measurement.

The assessment also considered the risk mitigation impact of stock ownership guidelines and retention requirements, the use of multiple types of metrics, the caps set on incentive compensation, the role of the Compensation Committee and its independent consultant as well as the use of the Internal Audit department to assess documentation of

20 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

performance on the incentive-based metrics. Management determined, and the Committee agreed, that the risks relative to the Company’s compensation policies and practices would not result in a material adverse effect on the Company.

Director Independence
The Board of Directors believes that a majority of the Directors should be independent and determined that the following members were independent: Borer, Fogarty, Glotzbach, Leness, Maritz, Nasser, Newberry, Stupp and Van Lokeren. Ms. Sitherwood, Chief Executive Officer and President, is the only non-independent member of the Board. In determining the independence of Directors, the Board found that none of the Directors, other than Ms. Sitherwood, has any material relationship with the Company other than as a Director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines in the Investor Services portion of our website at www.TheLacledeGroup.com. The Director independence standards adopted by the Board largely reflect the New York Stock Exchange standards, except the standards provide that the Board does not consider material the provision of natural gas service to any Director or immediate family member of the Director or Director-related company pursuant to the tariffed rates of the Company’s utilities.

The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Nasser, the current Chairman of the Board. Each quarter, the Chairman solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the Chief Executive Officer, executive succession planning, executive compensation matters, and the Company’s strategy.

All of the members of the Audit, Compensation and Corporate Governance Committees are independent under our Director independence standards as well as under the standards of the New York Stock Exchange.

Corporate Governance Documents
Our key corporate governance documents include:

  Corporate Governance Guidelines;

  Charters of each of the Audit, Compensation and Corporate Governance Committees;

  Code of Business Conduct;

  Financial Code of Ethics;

  Related Party Transaction Policy and Procedures;

  Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services; and

  Director Independence Standards.

All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available at www.TheLacledeGroup.com in the Investor Services section and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines
The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The Guidelines, among other matters, provide:

  the independent Directors may elect a Lead Director if there is no independent Chair;

  the Corporate Governance Committee will review with the Board, on an annual basis, the requisite skills, characteristics and qualifications to be sought in new Board members as well as the composition of the Board as a whole, including assessments of members’ qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board;

  a Director who retires, changes employment or has any other significant change in his or her professional roles

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 21

  and responsibilities must submit a written offer to resign from the Board; the Corporate Governance Committee will then make a recommendation to the Board regarding appropriate action taking into account the circumstances at that point in time;

  Directors must limit their service to a total of three boards of publicly traded companies (including our Company) and should advise the Chairman of the Board and the Corporate Governance Committee Chair before accepting an invitation to serve on another public company board;

  Directors are expected to attend the annual shareholder meeting and meetings of the Board and the committees on which they serve, and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities;

  the Board and its Committees conduct annual assessments of their performance as well as assessments of the performance of each individual Director;

  Directors have complete access to officers and employees of the Company;

  the Board and each committee have the ability to hire independent legal, financial or other advisors as they may deem necessary, at Company expense, without consulting or obtaining the approval of any officer of the Company; and

  all new Directors participate in the Company’s orientation for new Directors, and Directors are encouraged to attend educational programs.

Related Party Transaction Policy and Procedures
We have adopted the Related Party Transaction Policy and Procedures under which our Corporate Governance Committee generally pre-approves transactions involving more than $100,000 with our Directors, executive officers, 5% or greater shareholders, and their immediate family members. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the Committee. The Committee will evaluate all options available including ratification, revision or termination of such transaction. The policy includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiaries in accordance with their respective tariffed rates, transactions entered into pursuant to the competitive bid process, and those transactions at such a level as not to be material to the Company or the related party. There were no related party transactions in fiscal year 2014 requiring Committee action.

Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services
Consistent with SEC requirements regarding accountant independence, the Audit Committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the Audit Committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the Committee or its designated member must pre-approve services prior to commencement of the specified service. Any pre-approvals by the designated member between meetings will be reported to the Audit Committee at its next meeting. The requests for pre-approval are submitted to the Audit Committee or its designated member, as applicable, by both the independent accountant and the Company’s Chief Financial Officer or designee and must include (a) a written description of the services

22 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

to be provided in detail sufficient to enable the Audit Committee to make an informed decision with regard to each proposed service and (b) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and Public Company Accounting Oversight Board’s (“PCAOB”) rules on auditor independence. The Pre-approval fee levels are established and reviewed by the Audit Committee periodically, primarily through a quarterly report provided to the Audit Committee by management. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Generally after review of the pre-approved services incurred each quarter, the Audit Committee resets the pre-approval dollar level. At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

  A report provided by management summarizing the pre-approved services, or grouping of related services, including fees; and

  A listing of newly pre-approved services since its last regularly scheduled meeting.

Shareholder Nominee Recommendations and Nominee Qualifications
Shareholders who wish to recommend nominees to the Corporate Governance Committee should make their submission to the Committee by September 30 preceding the annual meeting by submitting it:

prior to March 1, 2015, to:

Corporate Governance Committee Chair
c/o The Laclede Group, Inc.
720 Olive Street, Suite 1500
St. Louis, MO 63101
Attn: Corporate Secretary

and on or after March 1, 2015, to:

Corporate Governance Committee Chair
c/o The Laclede Group, Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

Candidates properly recommended by shareholders will be evaluated by the Committee using the same criteria as applied to other candidates. While there is no set of specific criteria or policy on diversity for nominees, the Corporate Governance Committee generally will consider the appropriate skills and characteristics needed in light of the current make-up of the Board, including an assessment of the experience, age, skills and characteristics represented on the Board. Generally, the Committee looks for persons who evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members.

Correspondence with the Board
Those who desire to communicate with the independent Directors should send correspondence addressed:

prior to March 1, 2015, to:

Chairman of the Board
c/o The Laclede Group, Inc.
720 Olive Street, Suite 1500
St. Louis, MO 63101
Attn: Corporate Secretary

and on or after March 1, 2015, to:

Chairman of the Board
c/o The Laclede Group, Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

All appropriate correspondence is forwarded directly to the Chairman of the Board. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any Director upon request.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  23

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers to file reports of holdings and transactions in The Laclede Group shares with the SEC and the New York Stock Exchange. Based on our records and information, in fiscal year 2014 our Directors and executive officers met all applicable SEC reporting requirements.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of five Directors who are independent as required by and in compliance with the applicable listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. The names of the Committee members as of the date of this proxy statement appear at the end of this report. The Committee operates under a written charter.

The primary function of the Audit Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting.

Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “firm”), is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports expressing an opinion, based on its audit (i) as to the conformity of the audited financial statements with generally accepted accounting principles and (ii) on the effectiveness of the Company’s internal control over financial reporting. The Committee is responsible for the appointment, compensation and oversight of the firm.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Company’s 2014 Annual Report on Form 10-K with management and the firm, which included a discussion of the critical accounting policies and practices used by the Company. The Committee also discussed with the firm the matters required to be discussed by Statement on Auditing Standards No. 16, which superseded Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Deloitte & Touche LLP has provided the Committee with the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K for the year ended September 30, 2014.

Audit Committee
John P. Stupp Jr., Chairperson
Edward L. Glotzbach
William E. Nasser
Brenda D. Newberry
Mary Ann Van Lokeren

24 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Fees of Independent Registered Public Accountant

The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2014 and 2013 and fees incurred for other services during those periods by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2014	2013
Audit fees	$1,847,000	$1,186,950
Audit related fees (1)	368,300	978,372
Tax fees (2)	35,600	27,200
All other fees (3)	2,200	2,200
Total	$2,253,100	$2,194,722

(1)	Audit related fees consisted of comfort letters, consents for registration statements, work paper reviews, acquisition due diligence, and other transaction audit activities.
(2)	Tax fees consisted primarily of assistance with tax planning, compliance and reporting.

(3)	All other fees consisted of an annual subscription for the accounting technical library.

The Audit Fees increased due to the increased size of the Company, while the Audit Related Fees decreased due to fewer services being required in connection with training activities, acquisition due diligence and other transaction audit activities in fiscal 2014. The aggregate fees for fiscal 2014 were slightly higher than the 2013 fees. The Audit Committee pre-approved all of the fees disclosed for fiscal years 2013 and 2014. The Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services is described earlier in this proxy statement.

Directors’ Compensation

The Compensation Committee periodically reviews Director compensation relative to data provided by the Committee’s independent consultant, Frederic W. Cook & Co., Inc., of the Company’s comparator group and publicly traded companies based in St. Louis, Missouri. The basic retainers and fees payable in fiscal year 2014 as well as in fiscal year 2015 are set forth below. No retainers or fees are paid to Directors who are executives or employees of the Company and its subsidiaries.

Board and Committee Fees and Retainers

Annual Board Retainer	$55,000
Chairman of the Board Annual Retainer	75,000
Audit Committee Chair Annual Retainer	15,000
Compensation Committee Chair Annual Retainer	10,000
Corporate Governance Committee Chair Annual Retainer	10,000
Other Committee Chair Annual Retainer	6,000
Board Meeting Fee for Personal Attendance	2,000
Board Meeting Fee for Teleconference Attendance	1,000
Committee Meeting Fee for Personal Attendance	1,000
Committee Meeting Fee for Teleconference Attendance	500

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 25

The table below discloses the compensation paid or earned by all those who served as Company Directors in fiscal year 2014. Not included in the table is the retirement plan for non-employee Directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee Director who had at least five years of service as a Director as of November 1, 2002, qualified for an annual payment after retirement in an amount equal to the Board retainer at November 1, 2002 ($18,000) with such payments being made for the longer of 10 years or life. The only current Directors eligible for benefits under the plan are Nasser and Van Lokeren.

	Fees Earned			Nonqualified Deferred
Name	or Paid in Cash	Stock Awards	(1)	Compensation Earnings	(2)	Total
Borer	$ 53,667	$86,089		$ 1,551		$141,307
Fogarty	9,167	88,844		41		98,052
Glotzbach	95,834	87,438		36,785		220,057
Leness	90,000	87,438		–		177,438
Maritz	75,000	87,438		27,625		190,063
Nasser	147,500	87,438		70,648		305,586
Newberry	86,000	87,438		2,289		175,727
Stupp Jr.	103,500	87,438		–		190,938
Van Lokeren	92,000	87,438		47,870		227,308

(1)	Amounts calculated are the grant date fair value of awards granted during the fiscal year using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation-Stock Compensation” (FASB ASC Topic 718), except that these amounts are exclusive of the estimate of forfeitures. See Stock-Based Compensation footnote, of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended September 30, 2014 for a discussion regarding the manner in which the fair value of these awards are calculated, including assumptions used.

The table below provides more details relative to the restricted stock awards made under the Restricted Stock Plans for Non-Employee Directors and the 2006 Plan that have not yet vested:

	No. of Shares Awarded	Aggregate No. of Shares Awarded
Name	in Fiscal Year 2014	& Not Vested at 2014 Fiscal Year End
Borer	1,900	–
Fogarty	1,900	1,900
Glotzbach	1,900	5,275
Leness	1,900	–
Maritz	1,900	–
Nasser	1,900	–
Newberry	1,900	8,950
Stupp Jr.	1,900	10,550
Van Lokeren	1,900	–

The February 2014 grants of 1,900 restricted shares under the 2006 Plan had a six-month vesting requirement and vested on July 31, 2014. Ms. Fogarty received a grant of 1,900 shares upon her appointment as a Director effective August 1, 2014, which shares will vest January 1, 2015.

(2)	Represents above-market earnings in fiscal year 2014 on deferrals of fees and retainers by participating Directors in the Deferred Income Plans.

26 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Stock awards to Directors were made under the Company’s Restricted Stock Plan for Non-Employee Directors, amended and approved by shareholders in January 2009, until February 1, 2012. Under these awards, participants receive cash dividends on the Company’s common stock and may vote the shares awarded even while the shares are restricted, but the restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the Plan. Directors Leness, Maritz, Nasser and Van Lokeren are fully vested in their awards under the Plan and Glotzbach is half vested in his awards under the Plan. The table below shows the vesting schedule for the other Directors.

Name	Half of Plan Shares Vest	All of Plan Shares Vest
Glotzbach	–	Annual Meeting January 2017
Newberry	On 65th birthday in 2018	Annual Meeting January 2019
Stupp Jr.	On 65th birthday in 2015	Annual Meeting January 2017

At the January 2012 annual meeting, shareholders approved amending the 2006 Plan to allow Directors to be eligible participants, and no further grants have been or will be made under the

Restricted Stock Plan for Non-Employee Directors. The Directors will be eligible to participate under the 2015 Equity Incentive Plan if it is approved by shareholders at the annual meeting.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

Fiscal Year 2014 – Executive Summary

For the fiscal year ended September 30, 2014, the Company reported an increase in consolidated net income to $84.6 million from $52.8 million for fiscal 2013. Net economic earnings for 2014 were $100.1 million, up from $65.0 million for 2013, an increase of 6.3 percent on a per share basis. Net economic earnings exclude from net income the effect of unrealized gains and losses on energy-related derivatives, as well as the impacts of the Missouri Gas Energy (“MGE”) and Alabama Gas Corporation (“Alagasco”) acquisitions. Those impacts include acquisition-related costs, the results of operations for the month of September for Alagasco in 2014 and MGE in 2013, interest expense on long-term debt issued to finance the transactions, as well as the dilutive impact in the year of issuance of the approximately 10 million shares issued in both 2014 and 2013 in conjunction with the acquisitions. The increase in net economic earnings from 2013 to 2014 was driven by improved Gas Utility performance, reflecting the addition of MGE, and higher earnings in the Gas Marketing segment driven by colder weather.

The Compensation Committee (“Committee”) believes that the actions taken by the Company’s CEO and management team throughout fiscal year 2014 positively impacted the Company’s results and positioned the Company for continued success.

The graph below evidences the Company’s commitment to the pay-for-performance philosophy by comparing the Company’s basic net economic earnings per share to the Annual Incentive Plan (“AIP”) amounts earned by the named executive officers (“NEOs”). Given that Ms. Sitherwood began with the Company on September 1, 2011, Mr. Lindsey on October 1, 2012 and Mr. Dowdy on January 1, 2014, and Mr. Rasche first became the chief financial officer and thus a named executive officer for fiscal year 2014 on October 1, 2013, the graph excludes their AIP amounts for the performance periods prior to such dates. Basic net economic earnings per share is the key metric used to determine funding under our AIP in 2014. The earnings in the graph are based on operations at the time of performance. Further explanation of net economic earnings is provided on page ii of this proxy statement.

28 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Basic Net Economic EPS Compared to NEOs Annual Incentive Award

The Company also emphasizes pay for performance by placing a majority of the executives’ target total direct compensation (“TTDC”) at risk through the annual and equity incentive plans. TTDC includes the base salary at 2014 fiscal year end, the 2014 target AIP opportunity, and the market value

(target shares X grant date stock price) of the 2006 Plan (“EIP”) awards made during the fiscal year 2014. Further, the largest proportion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance. The graph below shows the mix of fixed (base pay) and at-risk pay.

Fiscal 2014 TTDC Components Table

The Committee regularly reviews the Company’s compensation practices. The following illustrates the Company’s governance around executive compensation:

  Executive annual incentive awards are generally capped at 150% of target,

and the performance multiplier for the performance shares granted under the EIP is capped at 165%.

  Strong competitive results are emphasized through the opportunity for a 200% performance multiplier for the

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 29

total shareholder return component of the EIP if the Company ranks at the top of its peers.

  A majority of long-term incentive compensation (shares and value) is performance-contingent.

  Nonvested equity awards are not accelerated after a change in control unless the executive is terminated or the award is not assumed or substituted by the successor company (i.e., double trigger).

  In November 2014, the Committee adopted the Executive Severance Plan to standardize future severance benefits, limit benefit triggers to termination by the Company without cause or the participant’s termination of his or her employment with the Company for good reason, and shorten the time period (relative to the original Management Continuity Protection Plan) after the occurrence of a change in control when such benefits may be triggered.

  The Company does not enter into employment agreements or provide for excise tax gross-ups.

  The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.

  Executives and directors are subject to stock ownership guidelines and retention requirements.

  Dividends are not paid on performance contingent awards prior to vesting.

  The recoupment policy applies to all executive officers for performance contingent awards made under the AIP and EIP commencing with fiscal year 2013.

  The Company’s policy generally prohibits hedging or pledging of stock.

Executive Compensation in Fiscal Year 2014

Compensation Overview & Philosophy

The Committee establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

Our pay-for-performance compensation philosophy promotes our corporate strategy and creates shareholder value, while remaining equitable for the Company, its executives and its shareholders. The Committee believes that its compensation practices reflect a responsible pay-for-performance culture. The Committee seeks to deliver a total compensation package that balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long-term.

The Committee also promotes a competitive compensation program so as to attract, motivate and retain key executives. Each year it reviews the Company’s pay program for its executive officers to evaluate the total compensation in relation to the Company’s peer group. The Company’s compensation philosophy is to target total compensation in the median range of its peer comparator data, with actual pay dependent on Company results and individual performance and experience.

30 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

The Committee also considered the results of the advisory “say-on-pay” proposal in January 2014 when making compensation decisions. A vast majority (95%) of the shares voted approved the compensation program described in the

Company’s proxy statement. The considered judgment of the Committee, which included taking into account the support from the shareholder vote, was that no significant changes to the executive compensation program were warranted.

Roles in Executive Compensation

The Committee implements and administers the Company’s compensation philosophy and has engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent consultant. Cook provides executive compensation consulting services only to the Committee and its work has not raised any conflict of interest.

While the Committee receives advice on executive compensation from Cook, the Committee and the Board retain all decision-making authority to ensure that the decisions reflect the Company’s philosophy.

The table below outlines the roles and responsibilities of the various parties in determining and deciding executive compensation.

Party	Roles and Responsibilities
Compensation Committee
  Reviews and approves a compensation philosophy/policy with respect to executive officer compensation
  Reviews and approves on an annual basis the evaluation process and compensation structure for the Company’s officers
  Reviews and recommends to the Board on an annual basis the corporate goals and objectives for the CEO’s performance and assists the Board in evaluating the CEO’s performance in light of those goals and objectives and then sets the CEO’s current compensation, including salary, as well as short-term and long-term compensation, including incentive and equity compensation
  Reviews and approves on an annual basis the corporate goals and objectives for the executive officers’ performance and evaluates the performance of the Company’s executive officers and approves the annual compensation, including salary as well as short-term and long-term compensation, including equity and incentive compensation, for such executive officers
  Administers and makes recommendations to the Board regarding cash and equity-based incentive plans
  Reviews management’s compensation risk assessment of the Company’s compensation policies and practices
  Oversees the development of executive succession plans and assists the Board in developing and evaluating potential candidates for executive positions

Cook (independent consultant)
  Advises the Committee on performance metrics and linkage between pay and performance
  Keeps the Committee informed of current industry and market trends
  Makes recommendations to the Committee on companies to consider as a comparator group
  Presents findings relative to the competitiveness of the Company’s executive compensation
  Assists in the analysis of the results of the compensation risk assessment

Independent Members of Board	Approves compensation of the CEO

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 31

Party	Roles and Responsibilities
CEO
  Evaluates the performance of all Company executive officers
  Recommends base salary adjustments for those officers
  Recommends promotions, as appropriate
  Recommends awards under the AIP based on each executive officer’s performance
  Recommends equity grants under the EIP to those officers, based on each officer’s strategic role in executing the corporate strategy to build long-term shareholder value

Other Members of Management
  Human Resources – provides analyses, compensation data and information to the Compensation Committee and Cook to facilitate the Committee’s review of compensation
  CFO – provides reports on financial performance relative to the metrics included in the incentive programs as well as the financial impact of compensation decisions
  Internal Audit – provides the results of its audit of performance relative to the metrics

Our Named Executive Officers

The Company’s named executive officers for fiscal year 2014 consisted of the following individuals:

Suzanne Sitherwood	Chief Executive Officer and President
Steven L. Lindsey	Executive Vice President, Chief Operating Officer of Distribution Operations
Steven P. Rasche	Executive Vice President, Chief Financial Officer
Mark C. Darrell	Senior Vice President, General Counsel and Chief Compliance Officer
L. Craig Dowdy	Senior Vice President, External Affairs, Corporate Communications and Marketing

Comparator Group

Each year the Committee evaluates a number of factors when determining executive compensation levels to help ensure that pay opportunities being delivered to our executive officers are competitive with labor markets in which the Company competes for talent, including market data from surveys and other publicly available sources. While the Committee reviews the data to see how the Company’s executive compensation levels compare to the median range of the Company’s comparator group, decisions are not guided solely by such data as the Committee’s focus is to make compensation decisions uniquely appropriate for the Company and the individual executive officer. If any meaningful deviations from the market data are identified, the Committee reviews further to ensure that there is a rationale to support its decisions or considers appropriate steps to address such deviations.

To assist the Committee in its annual market review of executive officer compensation, Cook prepares an analysis of the market competitiveness of compensation for each executive officer. Cook’s analysis includes a combination of survey and peer company pay information to establish competitive market rates for base salary and annual and long-term incentives for the executive officer positions to ensure our competitive market data is as robust, reliable and objective as possible on an ongoing basis. In making compensation decisions, the Committee uses:

  Peer company data, which provides information regarding the pay levels and programs at the companies competing in our industry, with whom we compete for executive talent;

  American Gas Association (“AGA”) annual compensation survey, which provides an additional broader source of reliable and consistent industry-specific data; and

32 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

  Third-party survey data from multiple databases, including an energy/utility industry database, which provides an additional market reference for consideration.

Of the sources listed above, the Committee places more emphasis on our direct comparator group and broader energy industry sources.

The AGA compensation survey and other data sources are proprietary third-party surveys, and the specific identity of respondents for any given position is not provided to the Company. Because of the large variance in size among participating companies within the third-party surveys, Cook conducts analyses, including regression, to adjust the compensation data for differences in revenue size. These adjustments are necessary to allow for appropriate size comparisons between our Company and the participating companies in the third-party surveys. The adjusted data was used as the basis for comparison between us and the companies participating in the third-party surveys.

For each executive, the Committee considers a target total compensation to see if there is sufficient compensation to retain and motivate the executive. If adjustments are needed to create greater alignment with the Company’s compensation philosophy stated earlier in this CD&A, or to reflect unique circumstances at the Company, the Committee evaluates each component of TTDC (base salary, short-term incentive and long-term incentive targets) to determine where such adjustments may be required. In addition, the Committee considers other subjective factors in its compensation decisions, such as individual performance, experience, future potential and expertise.

Annually, Cook reviews the peer group members and recommends a group composition to assure industry-appropriateness, business size and changes necessitated due to acquisitions and divestitures. In 2014, Cook recommended no changes to the peer group. The table below shows our peers for fiscal year 2014, unchanged from 2013.

2014 Industry Peer Group
AGL Resources, Inc.	Northwest Natural Gas Company
Atmos Energy Corporation	Piedmont Natural Gas Company
Avista Corp.	South Jersey Industries, Inc.
Black Hills Corp	Southwest Gas Corporation
Chesapeake Utilities	Vectren Corp
New Jersey Resources Corporation	WGL Holdings, Inc.

As it considered metrics for the 2015 grants of performance contingent restricted stock units, the Committee determined to include ONE Gas, a natural gas utility with a $1.8 billion market capitalization that was spun off from ONEOK in January 2014, to bring the number of peer companies to 13 for the relative total shareholder return (“TSR”) component of the performance factors for the 2015 grant of Performance Contingent Restricted Stock Units. The addition of ONE Gas will not impact prior performance grants made in and prior to fiscal year 2014.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 33

Components of Executive Compensation

The table below provides the components and purposes of the Company’s executive compensation.

Base Salary
  Fixed portion of annual compensation
  Designed to attract and retain key executive talent and to reward leadership effectiveness
  Based on factors deemed relevant by the Company including:
-      job responsibilities and performance in his or her position
-      level of experience and expertise in a given area
-      role in developing and executing corporate strategy
-      current leadership and future potential
-      comparison of salaries for similarly situated positions

Annual Incentive Compensation
  Designed to motivate and reward short-term, annual results tied to corporate, business unit and individual performance objectives
  Annual incentive targets are a percentage of base salary
  Corporate earnings metric at threshold level of performance or higher is required for any payout
  Vary weightings of corporate, business unit and individual performance metrics, depending on the individual’s role and position within the Company
  Actual payouts of awards may range between 0%-150% of target for our executive officers, based on actual results against metrics

Long-Term Incentive Awards
  Long-term incentive awards consist of 25% restricted stock that vest based on time and 75% restricted stock units that deliver an award based on performance
  The Time-Based Restricted Stock grants have a three-year cliff vesting period, encourage retention and further tie executive compensation to stock appreciation during that vesting period
  The Performance-Contingent Restricted Stock Units vest based on performance over a three-year period relative to corporate metrics that reinforce our corporate initiatives: TSR performance relative to the peer group, corporate earnings and strategic growth

Employee Health, Welfare and Retirement Plans
  Executives participate in the same plans as other eligible employees
  Supplemental retirement plan provides non-qualified retirement benefits to highly compensated employees who are adversely affected by limits imposed on total benefits under the retirement plan. The retirement plans are described in more detail later in this proxy

Severance and Other Termination Benefits
  Executive Severance Plan and other plans provide payments in the event of termination, resignation or retirement with and without a change in control and provides security to executives so that they may focus on their work for the Company and its shareholders during a transaction or potential transaction

After considering the aspects of each of the components, reviewing the market and peer data and other analyses from Cook, and considering the role, experience and expertise of each executive officer, the Committee determines the appropriate balance among the components of executive compensation in the total compensation package. Generally, it determines whether to make certain market adjustments to base salaries, sets target opportunities under the AIP and equity grant levels under the EIP that, when combined, produce TTDC that is consistent with the stated compensation philosophy. The Committee does not solely rely on the use of formulaic targeted allocations between cash and equity-based compensation or annual and long-term incentive compensation. Instead, it evaluates a number of relevant and important factors that allow the Company to recruit, retain and motivate the executive talent.

34 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Fiscal Year 2014 Executive Compensation

Base Salary
In November 2013, the Committee approved merit increases in the salaries for the named executive officers, a new salary for Mr. Rasche to reflect his promotion to Executive Vice President, Chief Financial Officer and the new salary for Mr. Dowdy who joined the Company in January 2014. The salary for Ms. Sitherwood was increased to $650,000 from $575,000, a 13.0% increase. This increase reflected a merit increase as well as a market adjustment to align her more with the CEO’s in the comparator group. The average increase for Messrs. Lindsey and Darrell was 5.7%, which reflected merit as well as market adjustments. We determined that these salary adjustments properly reflected their contribution to the successful business growth while continuing to focus within their functional areas.

Annual Incentive Plan
At the beginning of each fiscal year, the Board reviews and sets key performance metrics for the AIP based on the corporate business and strategic plan for the upcoming year. Actual awards to executives are then based on the fiscal year results of the Company and the business unit, if any, for which the executive performs services, as well as the executive’s individual performance. Individual objectives for each named executive officer are set at the beginning of the fiscal year and relate to that executive’s functional area of responsibility and are aligned with the corporate strategy.

The following table sets forth the 2014 AIP target as a percentage of base salary and the weightings of the various metrics for the named executive officers:

	Target % of
	Base Salary	Corporate	Business Unit	Individual
Suzanne Sitherwood	90%	85%	–%	15%
Steven P. Rasche	60	75	–	25
Steven L. Lindsey	60	40	35	25
Mark C. Darrell	50	75	–	25
L. Craig Dowdy	40	40	35	25

The corporate metric is basic net economic earnings per share for fiscal year 2014. Net economic earnings exclude from net income the after-tax impacts of fair value accounting and timing adjustments associated with energy-related transactions. These adjustments, which primarily impact the Gas Marketing segment, include net unrealized gains and losses on energy-related derivatives resulting from the current changes in the fair value of financial and physical transactions prior to their completion and settlement, lower of cost or market inventory adjustments, and realized gains and losses on economic hedges prior to the sale of the physical commodity. In calculating net economic earnings, management also excludes from net income the after-tax costs related to acquisition, divestiture and restructuring activities, if any, when evaluating ongoing performance.

Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. When calculating net economic earnings per share, management excludes from the weighted average number of shares the impact of the June 2014 equity issuance, completed in advance of the Alabama Gas Corporation acquisition. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures. More information regarding net

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 35

economic earnings can be found in our annual report on Form 10-K in the Earnings Section of our Management’s Discussion and Analysis of Financial

Condition and Results of Operations. The table below shows the level of performance for the corporate metric.

					Resulting
					Corporate Metric
	Threshold	Target	High	Actual	Payout
Corporate Metric	Performance	Performance	Performance	Performance	Percentage
Net Economic
Earnings	$2.80	$2.90	$3.15	$3.06	132%

The business unit metric relates to the portion of the business over which an executive has the most control and influence. Mr. Lindsey, as President of Laclede Gas Company, and Mr. Dowdy, with the responsibility for regulatory matters at Laclede Gas, were assigned the Laclede Gas business unit metric of operating income. Business unit operating income for annual incentive purposes removes the impacts related to acquisition, divestiture, and restructuring activities and other nonrecurring items.

					Resulting
					Business Unit
Business	Threshold	Target	High	Actual	Metric Payout
Unit Metric	Performance	Performance	Performance	Performance	Percentage
Utility
Operating
Income	$171.1 Million	$175.7 Million	$192.4 Million	$173.8 Million	88.6%

Individual performance measures are generally subjective and relate to the manner in which the executive accomplishes his or her work during the year. This allows for assessment of the executive’s leadership role in furthering the values and culture of the Company as well as its long-term success.

Performance status is reviewed periodically during the year and the Committee reviews the final evaluation shortly after the end of the fiscal year but awaits the audit results before approving the final payouts. Some discretionary adjustments may be applied where appropriate, and there are instances where objectives may be modified during the year, when warranted.

After evaluating the performance of the Company and the named executive officers in fiscal year 2014, the Board approved annual incentive awards. The awards for the named executive officers reflected that the fiscal year was another transformative year for the Company and their leadership in the Company’s continued implementation of its growth strategy with the successful acquisition of Alabama Gas Corporation effective September 1, 2014. Ms. Sitherwood’s award reflected her leadership and focus on the Company’s continued execution of the growth strategy with the acquisition of Alabama Gas Corporation, the launch of Spire Natural Gas Fueling Solutions and integration of Missouri Gas Energy. Mr. Rasche’s award reflected his leadership in the successful financing of the acquisition, the further development of the investor relations function, and the continued development of the discipline surrounding the Company’s strategic planning and corporate development process. Mr. Lindsey’s award reflected his leadership in driving significant improvement in the safety performance of the utilities, an increase in the number of miles of pipe replaced at the utilities, the timely and efficient reinforcement of a major pipeline that supports a growing area of the service territory, and the integration of the operations services at the utilities to better align it with the shared services structure. Mr. Darrell’s award reflected his role in leading the negotiation and documentation for the Alagasco acquisition, a favorable settlement of a rate case with a major pipeline limiting the increase to the utilities’ customers, and favorable terms for Spire’s

36 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

business efforts. Mr. Dowdy’s award reflected his leadership in obtaining expeditious regulatory approval of the Alagasco acquisition, driving various successful utility legislative and regulatory matters in Missouri, and launching a project to redefine the Company’s communications with its customers, communities and other stakeholders in a coordinated manner.

As a result of the performance on the various metrics, the named executives earned the following amounts under the AIP.

				Total Annual	Total Annual
				Incentive Plan	Incentive Plan
				Payout	Payout as % of
	Corporate	Business Unit	Individual	($)	Target
Suzanne Sitherwood	$643,751	$–	$107,254	$751,005	117%
Steven P. Rasche	183,232	–	57,663	240,895	131
Steven L. Lindsey	99,691	58,373	58,825	216,889	115
Mark C. Darrell	153,390	–	48,272	201,662	131
L. Craig Dowdy	43,692	25,583	25,782	95,057	115

Equity Incentive Plan Awards
Generally, the Committee approves equity grants with approximately 75% of the value of long-term incentives being awarded as performance contingent restricted stock unit awards (“PCRUs”) and approximately 25% of the value being awarded in time-based restricted shares.

Additionally, the Committee approved special equity grants to recognize the successful acquisition and integration of Missouri Gas Energy with a grant date of December 2, 2013 and a one-year vesting period: Ms. Sitherwood – 3,290 shares, Mr. Rasche – 1,645 shares, Mr. Lindsey – 548 shares, and Mr. Darrell – 1,096 shares. These shares vested on December 2, 2014. Mr. Dowdy did not receive a special grant since he was not employed at the time of the transaction. In addition, nine other officers were awarded a total of 5,589 shares with the same vesting terms.

Fiscal Year 2014 Grants for the Period 10/1/13 – 9/30/16
On December 2, 2013, the Committee granted time-based restricted shares (“2014 TBRSs”) and performance contingent restricted stock units (“2014 PCRUs”) to 19 officers, including all of the named executive officers. Both the 2014 TBRSs and the 2014 PCRUs are included in the Grants of Plan-Based Awards table in this proxy statement.

The 2014 TBRSs fully vest on the third anniversary of the grant date if the recipient continues employment with the Company through that date.

The 2014 PCRUs consist of restricted stock units that become eligible to vest after the performance period is complete and the Company’s average earnings per share over the performance period exceeds the annualized declared dividend per share for the common stock as of the award date (“Dividend Related Earnings”). If there are no Dividend Related Earnings, the units and related dividend equivalents shall be forfeited. If the Company meets the Dividend Related Earnings metric, the actual number of units that vest may be reduced by the Committee based on other factors.

The other factors that the Committee plans to evaluate for the 2014 PCRUs are cumulative basic net economic earnings per share growth over fiscal years 2014-2016, a growth investment metric and a TSR metric that compares the Company’s TSR performance to its peer group, with these metrics weighted at 40%, 30% and 30%, respectively. Performance under the cumulative average earnings per share growth metric is measured by calculating the three-year average. In the first year of the performance period, net economic earnings per share were $3.06 on a non-diluted basis. Earnings per share for fiscal years 2015 and 2016 will be added to the 2014 earnings per share

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 37

amounts for calculating the three-year average earnings per share to determine if performance at any level has been achieved. The growth investment metric is determined by measuring the level of organic earnings and/or investments or acquisitions made in new businesses during the three-year performance period. The acquisition of Alagasco in fiscal year 2014 has put performance at the high performance level of the 2014 PCRUs.

These metrics include threshold, target and high performance levels that will be evaluated. The threshold level produces a 50% factor of the target level and high performance level is 150% of the target level, except for the relative total shareholder return metric, on which the executives may earn 200% on this metric if the Company is at the top of its peer group. Dividend equivalents on PCRUs will accrue throughout the performance period and will only be paid to the participants in proportion to the number of shares actually earned at vesting. No interest is paid on the accrued dividends.

The performance targets are considered to be confidential and competitive information, particularly to the extent the performance targets relate to projected Company financial data and strategy, neither of which the Company publicly discloses. The Committee believes that targeted levels of performance for the EIP grants are challenging and will not be achieved all of the time. The Committee also believes, at the time the performance goals were set, that high performance is set at levels that would require exceptional performance that is very difficult to achieve. Fiscal years 2009-2011, 2010-2012, 2011-2013 and 2012-2014 are periods with relatively comparable EIP metrics to the fiscal years 2014-2016 performance objectives. The 2009-2011 grants vested at 87% of the target number of shares for each officer, the 2010-2012 grants vested at 72% of the target number of shares, the 2011-2013 vested at 123% of the target number of shares and the 2012-2014 grants vested at 113% of the target number of shares.

With regard to the Committee’s certification of performance, the Committee, which is comprised solely of independent Directors, reviews and discusses the calculations of the metrics to verify compliance with the terms of the award agreement, determines the level of performance achieved and the number of shares earned. The Committee then approves a resolution that reflects the Committee’s determinations. The PCRUs will vest upon the Committee’s certification as to performance.

Prior Grants that Vested in Fiscal Year 2014
In November 2011, the Committee granted time-based restricted shares and PCRUs to 15 current officers, including all named executive officers, except for Messrs. Lindsey and Dowdy who were not employed with the Company at that time. The time-based restricted shares vested on December 1, 2014.

The PCRUs were granted for the performance period of fiscal years 2012-2014. The vesting of those awards was contingent upon the attainment of 3-year earnings per share growth, business portfolio development over the three-year performance period, and attainment of three-year total shareholder return relative to the peer group in place at the time of grant. TSR for the Company and peer group was calculated as follows:

Total Share Value at the End of the Performance Period	MINUS	Average Share Price Immediately Prior to the Grant
Average Share Price Immediately Prior to the Grant

Total Share Value at the end of the Performance Period is calculated as the average share price for the last quarter of the performance period (7/1/14-9/30/14) plus the value of reinvested dividends. Average Share Price Immediately Prior to the Grant is calculated using the average share price for the last quarter immediately prior to the grant (7/1/11-9/30/11).

38 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

In reviewing the Company’s performance over the period and in accordance with the terms of the EIP, the Committee determined the Company’s performance level at the end of the period by averaging the earnings per share for each of fiscal years 2012, 2013 and 2014. The metrics and actual performance for these PCRUs were as follows:

		Threshold	Target	High	Actual
	Weighting	Performance	Performance	Performance	Performance
Total Shareholder Return	20%	>= 25th %tile	>= 50th %tile	>= 75th %tile	54.55%
Three Year Average EPS	60%	$2.60	$2.90	$3.20	$2.91
Portfolio Development	20%	Investment of $50	Investment of	Investment of	$2.564 billion
		million or annual	$100 million or	$150 million or
		earnings added of	annual earnings	annual earnings
		$.10/share	added of	added of
			$.20/share	$.30/share

On November 19, 2014, the Committee certified these performance outcomes, resulting in a total of 28,501 PCRU shares vesting (representing 113% of target) for the named executive officers. A total of 14,904 time-based restricted shares also vested for the named executive officers over the last year, including 6,579 from the special grant last December. The table below shows the number of PCRUs and time-based shares that vested for each named executive officer.

	PCRUs	Time-Based
Sitherwood	13,984	7,415
Rasche	2,260	2,395
Lindsey	6,607	2,498
Darrell	5,650	2,596
Dowdy	–	–

When Mr. Lindsey joined the Company on October 1, 2012, he was awarded 3,899 time-based restricted stock units and 5,847 PCRUs, which had the same performance metrics as the other 2012-2014 PCRUs and is reflected in the table above. The time-based restricted stock units vest over three years (50%/25%/25%). The first tranche vested on October 1, 2013, and is listed in the Options Exercised and Stock Vested Table further in this report. The second tranche vested on October 1, 2014.

When Mr. Dowdy joined the Company on January 1, 2014, he was awarded 1,500 time-based restricted stock units and 5,000 PCRUs. The time-based restricted stock units vest over three years (50%/25%/25%). The first tranche will vest on January 1, 2015. The PCRUs will vest on January 1, 2017 based on performance during the 2014-2016 performance period.

Additionally, the Committee approved special equity grants to recognize the successful acquisition and integration of Alabama Gas Corporation with a grant date of December 1, 2014 and a three-year vesting period: Ms. Sitherwood – 2,963 shares, Mr. Rasche - 1,823 shares, Mr. Lindsey - 1,302 shares, Mr. Darrell - 1,069 shares, and Mr. Dowdy - 164 shares.

Termination and Change in Control

The Company believes it is important to provide officers the payment of benefits in the event of a termination, resignation or retirement after a change in control, particularly since it does not enter into employment agreements.

The Company’s Management Continuity Protection Plan ( “MCPP”), which covered Messrs. Darrell and Rasche at fiscal year-end,

provided for lump sum severance payments if their employment was terminated for any reason (other than death, disability or for actions involving moral turpitude) within a certain period after a change in control. Details of the MCPP are provided below in this section. The Company has introduced the 2015 Executive Severance Plan, which becomes effective January 1, 2015

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 39

and will cover Ms. Sitherwood, Mr. Lindsey and Mr. Dowdy on the expiry of their individual severance benefit agreements.

The hiring compensation packages for Ms. Sitherwood and Messrs. Lindsey and Dowdy each included a severance benefit agreement; thus they were not covered by the MCPP in fiscal year 2014. Ms. Sitherwood’s severance benefit agreement, which originally would have expired August 31, 2014, was extended to expire January 1, 2015, upon the effectiveness of the 2015 Executive Severance Plan; Mr. Lindsey’s severance benefit agreement expires October 1, 2015 and

Mr. Dowdy’s severance benefit agreement expires January 1, 2017. These agreements address benefits payable with or without a change in control upon their termination without cause or upon a resignation for good reason, each such case referred to as a “qualifying termination.” Details of the individual severance benefit agreements are provided below in this section.

The table below summarizes the payments to be made, vesting treatment and benefits that would be provided to Messrs. Rasche and Darrell if their employment terminates under various scenarios.

Performance
		Annual	Time Vested	Contingent
Type of	Severance	Incentive	Restricted	Restricted
Termination	Payment	Plan (1)	Shares	Stock Units (4)	Benefits	Pension
Termination	None	Prorated	Fully vested at	Prorated and	Cease on last day	Pension benefit,
Without Cause		payment	termination	paid on actual	of employment;	if vested
				performance at	eligible for COBRA
end of period
Termination	Average 5-year	None	Fully vested at	Prorated and	Cease on last day	Pension benefit,
Without Cause	W-2 Compensation		termination	paid at target	of employment;	if vested
after a Change	TIMES two (2)			performance on	eligible for COBRA
in Control				date of CIC
Termination	None	None	Forfeited	Forfeited	Cease on last day	Pension benefit,
With Cause					of employment;	if vested
eligible for COBRA
Resignation	None	None	Forfeited	Forfeited	Cease on last day	Pension benefit,
					of employment;	if vested
eligible for COBRA
Early Retirement	None	Prorated	Forfeited	Prorated and	Cease on last day	Pension benefit
(< 65)		payment		paid on actual	of employment;	commences at
				performance at	eligible for COBRA	retirement
end of period
Mandatory	None	Prorated	Prorated to date	Prorated and	Cease on last day of	Pension benefit
Retirement		payment	of retirement	paid on actual	employment	commences at
			and paid	performance at		retirement
			immediately	end of period
Death	None	Prorated	Prorated to	Prorated to date	Cease on date of	Benefit payable to
		payment	date of death	of death and	death; surviving	surviving spouse (3)
			and paid	paid at end of	dependents eligible
			immediately	performance	for COBRA
period

Notes:

(1)	AIP payout will be prorated for number of full month’s service in the fiscal year prior to end of service, and paid out at the end of the performance period.

(2)	Under the terms of the MCPP, severance benefit is reduced by 1/48 per month for an Executive Officer and 1/36 per month for all other officers who are participants in the plan. For all participants, the calculated severance benefits are limited to the number of months from cessation of employment until the participant would reach normal retirement age of 65.

40 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

(3)	At the death of a participant vested in the qualified defined benefit plan, the surviving spouse may elect to receive the pension value as an annuity or lump sum payment. At the death of a participant vested in the cash balance formula plan in effect since January 1, 2009, the lump sum value is provided to the surviving spouse.

(4)	Accrued dividends are paid at vesting on the prorated number of performance contingent restricted stock units delivered as shares.

Severance Benefit Agreements
Ms. Sitherwood’s severance benefit agreement, which would have expired August 31, 2014, was extended and expires January 1, 2015. The severance benefit agreements for Messrs. Lindsey and Dowdy provide for:

Qualifying Termination Without Change in Control
Each would be entitled to payment of an amount equal to one times his annual base salary, plus the target amount under the AIP for the fiscal year in which the qualifying termination occurs, as well as continued medical, dental and vision benefits for a period of up to 18 months from the date of the qualifying termination based on the same coverage level as of the date of termination.

Qualifying Termination with Change in Control
Each would be entitled to payment of an amount equal to a non-discounted lump sum equal to two times his average annual compensation for the five-year period immediately preceding such qualifying termination; plus his target AIP performance amount; plus continued medical, dental and vision benefits for a period of up to 18 months from the date of the qualifying termination.

Annual Incentive Awards
If a qualifying termination occurs with or without a change in control, Mr. Lindsey and Mr. Dowdy would be eligible to receive a prorated (based on the number of completed days in the fiscal year prior to termination) AIP award for the fiscal year of termination. If the qualifying termination was not after a change in control, each would be eligible to receive a prorated AIP award at a level based on performance during the year.

Equity Awards
Special time-based restricted stock units and performance contingent restricted stock units associated with the hire of an officer vest in full immediately upon a qualifying termination, with or without a change in control.

Unvested time-based restricted shares outstanding from awards granted under the EIP vest in full immediately upon a qualifying termination, death, disability or retirement, with or without a change in control.

Unvested performance contingent restricted stock units from awards granted under the EIP vest pro-rata based on actual performance upon a qualifying termination, death, disability or retirement, without a change in control. In the event of a change in control resulting in a qualifying termination, these performance contingent stock units vest pro-rata immediately at target performance.

The values of the unvested equity grants to Mr. Lindsey and Mr. Dowdy are detailed later in this proxy.

Management Continuity Protection Plan
The MCPP was adopted in 1991 and restated in 2011 to be compliant with section 409A of the Code. Effective January 1, 2015, the MCPP was replaced with the Executive Severance Plan.

Of the named executive officers, Messrs. Darrell and Rasche were covered by the MCPP at fiscal year-end. The key terms and provisions of the MCPP are outlined below. The Plan:

  provides for the payment of benefits to officers in certain termination events after a change in control;

  uses form agreements that are not separately negotiated with executives;

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 41

  defines change in control as when a person acquires more than 50% of the voting power of securities of The Laclede Group or if a person acquires between 30% and 50% of the voting power and the Board determines that a de facto change in control has occurred;

  does not provide benefit payments to those participants who have reached normal retirement age of 65;

  limits the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65;

  provides no benefits if the officer is terminated for cause; and

  provides a lump-sum payment in an amount equal to the average annual compensation paid to the participant for the five-year period immediately preceding cessation of employment multiplied by 2.99 for the President or an Executive Vice President, or 2.00 for the other officers.

If, after a change in control, a participant in the MCPP is terminated other than for cause, resigns or retires within 54 months in the case of the President and any Executive Vice President, or within 42 months in the case of all other officers, then the participant is entitled to the lump sum amount described above, provided, however, that the amount is reduced for each month the participant remains employed by the Company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for the President or an Executive Vice President and 1/36 per month for all other officers. Cause is defined in the MCPP as an irreversible incapacity or disability for six months that renders the officer unable to perform the services for which he was employed, any conduct in the performance of duties that involves moral turpitude, or death.

Other Company Provided Benefits

The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company, through its subsidiary, Laclede Gas Company, provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement Plans
The Company offers its employees defined contribution 401(k) plans that provide Company matches for all employees, including the named executive officers. All of the named executive officers participated in the Laclede Gas Company Salary Deferral Savings Plan in 2014.

Laclede Gas Company also provides a qualified defined benefit retirement plan for its employees. Benefit payments under this plan are based upon

42 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

a participant’s “average final compensation” and years of service. Effective January 1, 2009, the Company froze the years of service component of the formula and introduced a new qualified defined benefit retirement formula derived from cash balance pay credits based on a participant’s age. Laclede Gas Company also provides nonqualified supplemental retirement plan benefits. More details relative to these plans are included in the Pension Benefits and Nonqualified Deferred Compensation sections later in this proxy statement.

Life Insurance
The Company provides a life insurance benefit for the named executive officers in an amount equal to: (i) double their base salary up to a maximum benefit of $500,000 while they are employed by the Company and prior to age 65, (ii) 65% of double their base salary while they are employed on and after age 65 but before age 70, (iii) one times their base salary after retirement but before age 70, and (iv) ½ times their base salary after age 70. The costs for this coverage are included in the All Other Compensation column of the Summary Compensation Table.

Deferred Income Plans
Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plans are provided in the Nonqualified Deferred Compensation section later in this proxy statement.

Perquisites
As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites included spousal travel to industry associations that encourage spousal attendance and a club membership of the CEO that is used primarily for business purposes. When an executive must relocate, perquisites may also include the payment of relocation expenses as well as the associated tax obligations.

Tax Implications of the Committee’s Compensation Decisions

The Committee considers Section 162(m) of the Internal Revenue Code in the design of incentive plans to preserve the corporate tax deductibility of compensation. In some circumstances, however, the Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

Accounting Information

The Company accounts for equity incentive grants under FASB ASC Topic 718. The fair value of restricted stock awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, as valued by a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. Each year an independent third party runs the Monte Carlo simulation, which is subject to the audit procedures of the Company’s independent registered public accounting firm. During fiscal year 2014, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 43

Compensation Committee Report

Actions Taken

The Committee’s review of our executive pay practices has resulted in a number of changes to the program to improve the pay-for performance integrity, align the interests of officers and shareholders and strengthen our governance commitment. We:

1.	Increased the portion of TTDC that is at-risk through the variable pay programs of the AIP and EIP; and

2.	Adopted the 2015 Executive Severance Plan to replace the MCPP and individual severance benefit agreements; and
3.	Changed the EIP equity grant methodology to fixed value grants rather than fixed share grants; and

4.	Reduced the number of performance metrics for the 2015 performance contingent restricted stock unit grants from three to two to focus on earnings growth and superior shareholder return after the significant acquisitions of the previous two years; and

5.	Modified the industry peer group to include ONE Gas for determining the relative TSR component of performance contingent stock units.

In Summary

The Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis section included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that this CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Compensation Committee
Edward L. Glotzbach, Chairman
Mark Borer
Anthony V. Leness
Brenda D. Newberry
John P. Stupp Jr.

44 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table that follows presents information about compensation for the Company’s named executive officers for the last three completed fiscal years. Mr. Rasche was promoted to Executive Vice President and Chief Financial Officer on October 1, 2013, the first day of fiscal year 2014. Mr. Dowdy joined the Company on January 2, 2014 as Senior Vice President, External Affairs, Corporate Communications and Marketing.

Salary – Salary includes amounts earned in the most recent fiscal year. In fiscal year 2014, the Committee approved adjustments to salaries of officers at its November meeting after the appointment of officers. The amounts in this column also include any amounts of salary that the named executive officer may have deferred under the Laclede Gas Company Salary Deferral Savings Plan and deferred income plans. Salary deferred under the Deferred Income Plans also appears in the Executive Contributions in Last FY column of the Nonqualified Deferred Compensation table later in this proxy statement.

Bonus – The amounts in this column represent sign-on or discretionary bonuses. Amounts under the Company’s AIP are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards – The amounts in this column represent the aggregate grant date fair value calculated using the provisions of FASB ASC Topic 718 exclusive of the estimate of forfeitures. For those shares subject to performance-based conditions, the value reflects the probable outcome as of the grant date.

Non-Equity Incentive Plan Compensation – This column includes incentive payments earned by the named executive officers under the AIP. Further details relative to the Plan are in the Compensation Discussion and Analysis.

Change in Pension Value and Nonqualified Deferred Compensation Earnings – This column includes the aggregate change in the actuarial present value of the named officers’ accumulated benefit under the Employees’ Retirement Plan of Laclede Gas Company and the Supplemental Retirement Plans, as well as the above-market or preferential earnings in fiscal year 2014 on deferrals in the Deferred Income Plans.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 45

Summary Compensation Table

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock		Plan	Compensation		All Other
Name	Year	Salary	Bonus	Awards	(1)	Compensation	Earnings	(2)	Compensation	(3)	Total
Sitherwood	2014	$641,250	$–	$1,099,521		$751,005	$128,877		$13,253		$2,633,906
President &	2013	573,366	–	1,003,631		438,234	95,380		14,857		2,125,468
CEO	2012	550,000	–	645,668		486,750	128,317		70,150		1,880,885
Rasche	2014	$310,616	$–	$337,646		$240,895	$52,465		$25,733		$967,355
Executive Vice	2013	–	–	–		–	–		–		–
President,	2012	–	–	–		–	–		–		–
Chief Financial
Officer
Lindsey	2014	$315,670	$–	$449,258		$216,889	$47,346		$16,350		$1,045,513
Executive Vice	2013	301,154	110,000	889,536		176,715	49,289		201,742		1,728,436
President,	2012	–	–	–		–	–		–		–
Chief Operating
Officer of
Distribution
Operations
Darrell	2014	$310,816	$–	$353,000		$201,662	$128,154		$47,772		$1,041,394
Senior Vice	2013	295,916	–	336,469		161,004	109,220		32,018		934,627
President,	2012	275,167	–	254,250		125,300	112,872		36,304		803,893
General
Counsel and
Chief
Compliance
Officer
Dowdy	2014	$206,250	$150,000	$524,426		$95,057	$–		$81,802		$1,057,535
Senior Vice	2013	–	–	–		–	–		–		–
President,	2012	–	–	–		–	–		–		–
External Affairs,
Marketing &
Communications

(1)	See the Stock-Based Compensation footnote of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for discussions regarding the manner in which the fair value of these awards are calculated, including assumptions used. Further information regarding the 2014 awards is included in the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year–End” tables elsewhere in this proxy statement. The maximum amount for the 2014 stock awards for the named executive officers are as follows:

Sitherwood	$1,499,987
Rasche	448,391
Lindsey	628,167
Darrell	480,809
Dowdy	743,582

The amounts for stock awards are presented excluding any actual or estimated forfeitures.

46 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

(2)	The amounts shown below in the Above-Market Interest column are also included in the amounts in the Aggregate Earnings in Last FY column of the Nonqualified Deferred Compensation table for the deferred income plans.

	Increase in Pension Value	Above-Market Interest	Total
Sitherwood	$122,517	$6,360	$128,877
Rasche	50,364	2,101	52,465
Lindsey	47,066	280	47,346
Darrell	124,234	3,920	128,154
Dowdy	–	–	–

(3)	The table below provides details on the amounts included in this column:

	401(k) Match	Perquisites	Dividend Equivalents	Other	Total
Sitherwood	$11,921	$1,332	$–	$–	$13,253
Rasche	12,808	2,835	10,089	–	25,732
Lindsey	12,785	3,565	–	–	16,350
Darrell	12,772	4,423	30,577	–	47,772
Dowdy	6,875	74,927	–	–	81,802

Perquisites include personal use of sports boxes, life insurance premiums and spousal travel. For Mr. Dowdy, the amount includes $45,912.53 in reimbursement of relocation costs, and $27,138.44 for taxes on those relocation costs. Values for perquisites are based on aggregate incremental costs to the Company and its subsidiaries. The dividend equivalents relate to performance contingent restricted stock that vested in FY 2014.

Grants of Plan-Based Awards

The plans under which grants in the table below were made are generally described in the Compensation Discussion and Analysis in the Annual Incentive Plan and Equity Incentive Plan sections.

Under the AIP, performance metrics and potential targets for awards are typically approved in November, with the determinations of earned award amounts made in the following November,

based upon individual, business unit, if applicable, and corporate performance in the most recently completed fiscal year.

Equity awards are generally considered for grant in November each year, with the grant date being the first business day of December. Under the 2006 Plan, the Committee may grant performance-based awards, stock appreciation rights, stock options, restricted stock shares or units.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 47

			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)
									All Other
	Grant	Action				(In Shares)			Stock		Grant Date
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards	(3)	Fair Value	(4)
Sitherwood	11/20/13	11/20/13	$390,000	$585,000	$780,000
	12/02/13	11/20/13				8,813	17,625	29,081	9,165		$1,099,521
Rasche	11/20/13	11/20/13	94,800	189,600	284,400
	12/02/13	11/20/13				2,438	4,875	8,043	3,270		337,646
Lindsey	11/20/13	11/20/13	95,100	190,200	285,300
	12/02/13	11/20/13				3,938	7,875	12,993	3,173		449,258
Darrell	11/20/13	11/20/13	78,000	156,000	234,000
	12/02/13	11/20/13				2,813	5,625	9,281	2,971		353,000
Dowdy (5)	11/02/14	11/20/13	41,250	82,500	123,750
	01/02/14	11/20/13				4,938	9,875	16,293	3,125		524,426

(1)	These columns show the range of payouts for performance in fiscal year 2014. The amounts paid in fiscal year 2015 but earned based upon performance in fiscal year 2014 are included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and are based on the metrics described in the Compensation Discussion and Analysis.

(2)	These columns show the range of payouts for the performance-contingent restricted stock unit awards granted in fiscal year 2014.

(3)	This column shows the number of shares of time-based restricted stock granted in fiscal year 2014 as to which the restrictions will lapse on December 1, 2016, plus the special grants associated with the Missouri Gas Energy acquisition which vested on December 2, 2014. Details of each grant are listed in the Outstanding Equity Grants Table.

(4)	This column provides the grant date fair value using the provisions of FASB ASC Topic 718, exclusive of the estimate of forfeitures. For those shares in the Estimated Future Payouts Under Equity Incentive Plan Awards columns, the value reflects the probable outcome on the grant date and is the same as the amount included for such shares in the Stock Awards column for 2014 in the Summary Compensation Table.

(5)	Mr. Dowdy joined the Company on January 1, 2014. His target amount had he been at the Company the entire fiscal 2014 year would have been $110,000.

In December 2013, EIP awards were made to Ms. Sitherwood and Messrs. Rasche, Lindsey, Darrell and Dowdy. These awards included performance-contingent restricted stock units that vest upon the attainment of multi-year performance objectives. Under the terms of the awards, these units may vest if certain corporate performance metrics for the 2014-2016 fiscal year performance period are met or exceeded. The performance criteria for the units granted in fiscal year 2014 are the cumulative three-year average net economic earnings per share growth over fiscal years 2014-2016, a business portfolio development metric, and a relative total shareholder return metric that are weighted at 40%, 30% and 30%, respectively. If the performance contingency is not satisfied for the fiscal years 2014-2016 performance period, the awards will be forfeited. At the conclusion of the performance period, payouts can range from 0% to 150% of target, except for the total shareholder return metric, on which the executives may earn 200% for that part of the grant if the Company is at the top of its peer group. After vesting, executives are expected to retain 75% of vested shares until their stock ownership requirements are met. In the event of a change in control, vesting may accelerate at the target level on a pro rata basis if the awards have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s award may vest on a pro rata basis if the performance metrics are met. Dividend equivalents on performance-contingent restricted grants are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting. No interest is paid on the accrued dividends. More details on these awards are included in the Compensation Discussion and Analysis.

48 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Outstanding Equity Awards at Fiscal Year End

			Market			Equity Incentive		Equity Incentive
			Value of			Plan Awards:		Plan Awards:
		No. of Shares	Shares or			No. of Unearned		Market or Payout
		or Units of	Units of		Stock	Shares, Units		Value of Unearned
	Stock	Stock That	Stock That		Award	or Other Rights		Shares, Units or
	Award	Have Not	Have Not		Vesting	That Have		Other Rights That
Name	Grant Date	Vested	Vested	(1)	Date	Not Vested	(3)	Have Not Vested
Sitherwood	12/1/11	4,125	$191,400		12/1/14	12,375		$574,200
	12/3/12	4,875	226,200		12/3/15	14,625		678,600
	12/2/13	5,875	272,600		12/2/16	17,625		817,800
	12/2/13	3,290	152,656		12/2/14
Rasche	12/1/11	750	34,800		12/1/14	2,000		92,800
	12/3/12	750	34,800		12/3/15	2,000		92,800
	12/2/13	1,625	75,400		12/2/16	4,875		226,200
	12/2/13	1,645	76,328		12/2/14
Lindsey	10/1/12	1,950	90,480		(2)	5,847		271,301
	12/3/12	2,500	116,000		12/3/15	7,500		348,000
	12/2/13	2,625	121,800		12/2/16	7,875		365,400
	12/2/13	548	25,427		12/2/14
Darrell	12/1/11	1,500	69,600		12/1/14	5,000		232,000
	12/3/12	1,500	69,600		12/3/15	5,000		232,000
	12/2/13	1,875	87,000		12/2/16	5,625		261,000
	12/2/13	1,096	50,854		12/2/14
Dowdy	1/2/14	1,625	75,400		12/2/16	4,875		226,200
	1/2/14	1,500	69,600		(2)	5,000		232,000

(1)	The dollar amounts in these columns reflect the value calculated at $46.40 per share, the closing price of the Company stock on September 30, 2014. Vesting dates, performance periods and levels of awards assuming performance metrics are met are provided below.

(2)	Vesting dates for these awards are provided below:

Grant Date	Vesting Date
10/1/12	50% on 10/1/14, 50% on 10/1/15
1/2/14	50% on 1/1/15, 25% on 1/1/16 and 25% on 1/1/17
for the 1,500 restricted shares
1/2/14	Performance based vesting on 12/2/16 for the 5,000
performance contingent stock units

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 49

(3)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

Grant	Performance
Date	Period	Vesting Date	Name	Threshold	Target	Maximum
12/1/11	10/1/11- 9/30/14	12/1/14	Sitherwood	6,188	12,375	18,563
			Rasche	1,000	2,000	3,000
			Lindsey	2,923	5,847	8,770
			Darrell	2,500	5,000	7,500
12/3/12	10/1/12- 9/30/15	12/3/15	Sitherwood	7,313	14,625	23,765
			Rasche	1,000	2,000	3,250
			Lindsey	3,750	7,500	12,187
			Darrell	2,500	5,000	8,125
12/2/13	10/1/13- 9/30/16	12/2/16	Sitherwood	8,813	17,625	29,081
			Rasche	2,438	4,875	8,043
			Lindsey	3,938	7,875	12,993
			Darrell	2,813	5,625	9,281
			Dowdy	4,938	9,875	16,293

Option Exercises and Stock Vested in Fiscal 2014 Table

None of the named executive officers had any options to exercise in 2014, so those columns do not appear in the table below. The value column reflects the shares acquired on vesting multiplied by the closing price on the vesting date.

	No. of Shares	Value Realized
Name	Acquired on Vesting	on Vesting
Sitherwood	2,380	$117,786
Rasche	2,626	120,402
Lindsey	1,949	88,270
Darrell	7,640	350,294
Dowdy	–	–

Pension Plan Compensation

Laclede Gas Company maintains the Employees’ Retirement Plan of Laclede Gas Company, a tax-qualified defined benefit plan. Effective January 1, 2009, Laclede Gas amended its plan to change the way benefits are calculated. Prior to that date, the Plan provided benefits based on a final pay formula that used a participant’s years of credited service and average final compensation. The average final compensation is the highest consecutive three-year average of the final ten years of employment. Participants’ years of credited service under the plan were frozen as of December 31, 2008; however, the average final pay was not frozen and will continue to be based on the highest three-year average in the final ten years of employment. Benefits under the plan formula in effect prior to January 1, 2009 are referred to as “grandfathered benefits.” With respect to annual incentive compensation paid on or after January 1, 2013, average final compensation will exclude such incentive compensation for purposes of the grandfathered benefit. Of the named executive officers, Mr. Darrell has grandfathered benefits under the grandfathered formula.

While normal retirement age under the plan is age 65, participants may retire at age 60 with 10 or more years of service without reduction of the grandfathered benefit for early retirement. We assumed retirement at age 60 in calculating the grandfathered benefits for all the executives.

50 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

On and after January 1, 2009, the plan uses a cash balance formula that provides: (i) a cash balance credit between 4-10% of compensation depending on the participant’s age and (ii) interest credits using a rate equal to an average of corporate bond rates published by the Internal Revenue Service. Benefits under the plan formula in effect on and after January 1, 2009 are referred to as “current benefits.” The cash balance credit and interest credit are applied as of December 31 of each year, on an average monthly basis, with interest compounded monthly. During fiscal year 2014, cash balance credits were as follows:

Sitherwood	8%
Rasche	8
Lindsey	7
Darrell	9
Dowdy	9

The early retirement amount of the current benefits will be the amount credited in the participant’s cash balance account in the case of a lump sum payment. If an annuity is taken at early retirement, the benefit will be the actuarial equivalent of the lump sum amount.

The Internal Revenue Code generally places a limit on the amount of the annual pension that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Laclede Gas has maintained a Supplemental Retirement Benefit Plan, a nonqualified plan that covers benefits that accrued through December 31, 2004 and that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the limits on the qualified plan. The Company adopted the Supplemental Retirement Benefit Plan II to comply with section 409A of the Code, which covers benefits accrued from January 1, 2005 through December 31, 2008. It also adopted the Cash

Balance Supplemental Retirement Benefit Plan to provide similar supplemental benefits for those that accrue on and after January 1, 2009 under the new pension plan formula.

Please note the following relating to the benefits shown in the table below:

The Supplemental Retirement Benefit Plans are unfunded and subject to forfeiture in the event of bankruptcy.

The years of credited service in the table are the same as the executives’ years of actual service as of December 31, 2008, when years of service were frozen for all participants.

The compensation used to determine current and grandfathered benefits under the Plans include the amounts in the Salary column and, for periods prior to January 1, 2013, the amount attributable to payments under the Annual Incentive Plan in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age.

The pension benefits in the table below were calculated using:

  the September 30, 2014 measurement date;

  the same assumptions as described in Note 2, Pension Plans and Other Postretirement Benefits, of the consolidated financial statements in the Company’s annual report for the fiscal year ended September 30, 2014, except we used retirement at the greater of 60 or the executive’s actual age as noted above for the grandfathered benefit and, as required, we did not use an income growth assumption nor any forfeiture assumption;

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 51

  for the grandfathered benefit, the greater of:
  years of service, multiplied by the sum of 1.7% of Social Security covered compensation (a 35-year average of Social Security maximum bases) plus 2.0% of the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date in excess of Social Security covered compensation; and
  the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date, multiplied by (i) years of service and (ii) the benefit factor of 2.1%, less the executive’s estimated Social Security benefit multiplied by 1.25% for each year of service up to a maximum of 40 years; and
  the assumption of a 90% probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.

Pension Benefits Table

		No. of Years		Present Value	Payments
		Credited		of Accumulated	During
Name	Plan Name	Service	(1)	Benefit	Last Year
Sitherwood	Laclede Gas Company Employees’ Retirement Plan	–		$80,267	$–
	Supplemental Retirement Benefit Plans	–		254,553	–
Rasche	Laclede Gas Company Employees’ Retirement Plan	–		124,168
	Supplemental Retirement Benefit Plans	–		39,184
Lindsey	Laclede Gas Company Employees’ Retirement Plan	–		51,100	–
	Supplemental Retirement Benefit Plans	–		45,126	–
Darrell	Laclede Gas Company Employees’ Retirement Plan	4.67		467,449	–
	Supplement Retirement Benefit Plans	4.67		319,401	–
Dowdy	Laclede Gas Company Employees’ Retirement Plan	–		–	–
	Supplemental Retirement Benefit Plans	–		–	–

(1)	As noted above, years of credited service were frozen as of December 31, 2008.

Nonqualified Deferred Compensation

The amounts in the table below include contributions by the executive and earnings on those contributions under the Laclede Gas Company Deferred Income Plan II, which covers deferrals through December 31, 2004, and The Laclede Group Deferred Income Plan, which covers deferrals on and after January 1, 2005 and represents the deferred income plan as modified to comply with section 409A of the Code. The amounts relative to these plans are in the first line of the table for each executive.

The Deferred Income Plan II:

  allows participants, including the named executive officers, to defer up to 15% of salary and Directors to defer up to 100% of fees and retainers;

  provides earnings on the deferrals based on Moody’s corporate bond average rate plus a percentage ranging from 1% to 3%, which percentage varies depending on the age of the participant at the beginning of that plan year;

52 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

  provides for death and disability income benefits that are payable in annual installments over a 15-year period following termination of employment due to total disability or death;

  provides retirement income benefits under the plan payable in annual installments over a 15-year period, but the payments continue for the participant’s life if the participant retires at age 65 or later for employees or age 70 or later in the case of Directors; and

  provides for a lump sum payment to the participant in the event of termination within two years following a change in control. The lump sum payment will be equal to the greater of (i) the present value of the deferral account balance projected under the minimum retirement income formula through age 65 or (ii) the actual deferral account accumulated through the termination date.

The Laclede Group Deferred Income Plan provides similar benefits, except that the retirement benefits in all circumstances are payable in 15 annual installments and benefits payable in the event of death or disability are payable in a lump sum. However, in 2008, participants were offered a one-time opportunity under the transitional relief issued by the IRS under section 409A to elect a lump sum payment alternative for retirement benefits.

Nonqualified Deferred Compensation Table

		Executive		Company	Aggregate		Aggregate	Aggregate
		Contributions		Contributions	Earnings in		Withdrawals/	Balance
Name		in Last FY	(1)	in Last FY	Last FY	(2)	Distributions	at Last FYE
Sitherwood	Deferred Income Plan	$85,385		–	$15,197		–	$287,500
Rasche	Deferred Income Plan	37,662		–	4,535		–	87,985
Lindsey	Deferred Income Plan	5,231		–	568		–	10,586
Darrell	Deferred Income Plans	18,985		–	8,597		–	139,487
Dowdy	Deferred Income Plans	–		–	–		–	–

(1)	The amounts in this column are also included in the Salary column of the Summary Compensation Table.

(2)	The amounts attributable to above market interest on non-qualified deferred compensation in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table and identified in footnote 3 to that table are also included in this column.

Potential Payments Upon Termination or Change in Control

This section describes the potential payments and benefits to which the named executive officers would have been entitled upon termination of employment, as if such termination had occurred on the last trading day of our fiscal year – September 30, 2014 – using the New York Stock Exchange closing price of $46.40 per share of the Company’s stock on that date. The discussion does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment.

Severance Benefit Agreements
The hiring compensation packages for Ms. Sitherwood, Mr. Lindsey and Mr. Dowdy each included a severance benefit agreement. Ms. Sitherwood’s severance benefit agreement was extended to expire January 1, 2015; Mr. Lindsey’s severance benefit agreement expires October 1, 2015, and Mr. Dowdy’s severance benefit agreement expires January 1, 2017. These agreements address benefits payable with or without a change in control, upon their termination without cause or upon their resignation. Each

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 53

of these agreements contains a covenant not to compete and confidentiality, non-disparagement and non-solicitation provisions. The non-compete and non-solicitation obligations extend during the period of employment of Ms. Sitherwood, Mr. Lindsey and Mr. Dowdy, respectively, plus 18 months. The confidentiality and non-disparagement obligations are not time limited.

Assuming a qualifying termination occurred at the end of the fiscal year, on September 30, 2014, the value of payments, awards and benefits triggered by their severance benefit agreements to Ms. Sitherwood, Mr. Lindsey and Mr. Dowdy would be as follows:

Qualifying Termination WITHOUT Change
in Control

Severance
Amount	Sitherwood	Lindsey	Dowdy
1X Base Salary	$ 650,000	$317,000	$275,000
Target AIP	585,000	190,200	82,500
Opportunity
Medical, Dental	6,000	17,300	5,000
& Vision Benefits
Total	$1,241,000	$524,500	$362,500

Qualifying Termination WITH Change
in Control

Severance
Amount	Sitherwood	Lindsey	Dowdy
2X Annual Comp	$2,413,500	$1,120,428	$1,203,485
Target AIP	585,000	190,200	82,500
Opportunity
Medical, Dental	6,000	17,300	5,000
& Vision Benefits
Total	$3,004,500	$1,327,928	$1,290,985

Additionally, at termination, the time-vested restricted shares and performance contingent restricted stock units held by each officer would vest on termination. New hire grants fully vest at termination, with or without a change in control. All other grants under the 2006 Plan vest in accordance with the terms of the grant agreements: the time-based shares vest in full immediately and the performance contingent restricted stock units vest on a pro-rata basis. The value of these grants are:

New Hire Grants	Sitherwood	Lindsey	Dowdy
Time Based	$–	$90,480	$69,900
Restricted Stock
Perf. Contingent Units	–	271,301	232,000
Total	$–	$361,781	$301,600

Long Term Grants	Sitherwood	Lindsey	Dowdy
Time Based	$842,856	$363,227	$75,400
Restricted Stock
Perf. Contingent Units	1,299,200	353,800	56,550
Total	$2,142,056	$717,027	$131,950

Management Continuity Protection Plan
Messrs. Rasche and Darrell were covered by the MCPP at fiscal year-end, as described earlier in this proxy statement. The potential payments to these officers under the MCPP, assuming a change in control and termination other than for cause on September 30, 2014, would be as follows:

Rasche	$550,919
Darrell	1,271,260

Benefit Reductions for Tax Consequences under Internal Revenue Code Section 280G or 4999
“Parachute payments,” as defined under Code section 280G or 4999, may trigger adverse tax consequences or an excise tax for the participant. The Company does not provide any gross-up payments for such adverse tax consequences or excise taxes under any of the plans. Rather, the amounts payable under the Company’s nonqualified plans that would constitute a “parachute payment” will be reduced to the extent necessary to avoid such adverse tax consequences or excise tax, with the exception of Ms. Sitherwood’s, Mr. Lindsey’s and Mr. Dowdy’s payments discussed above. Any payments made to Ms. Sitherwood, Mr. Lindsey or Mr. Dowdy that would constitute “parachute payments” would be subject to a best net policy, where the total parachute payment may be cut back, to the extent necessary to avoid adverse tax consequences

54 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

or excise taxes, if a reduction would result in a greater after-tax benefit to them. As noted above, Ms. Sitherwood’s agreement, while in effect at fiscal year end, expires January 1, 2015, and she will be covered under the Executive Severance Plan.

Assuming a change in control on September 30, 2014, the maximum total “parachute payments” that could be made to each named executive officer, with the exception of Ms. Sitherwood, and Messrs. Lindsey and Dowdy, to avoid the adverse tax consequences are reflected in the following table:

Rasche	$823,624
Darrell	1,900,534

The amounts disclosed in the following sections reflect values prior to any reduction that may be applicable to avoid adverse tax consequences after a termination due to a change in control, since reductions would not be applicable for other termination triggers.

2006 Equity Incentive Plan
Participants, including the named executive officers, have outstanding performance-contingent restricted awards, restricted stock and restricted stock units under the 2006 Plan. The participant’s termination of employment or a change in control of the Company may cause certain events to occur under the awards. Cause under this plan has the same definition as provided above under the New Plan. Change in control under this Plan means:

  One or more persons acquiring 20% or more of the voting power of the Company’s outstanding securities;

  Replacement of a majority of the Board by individuals whose nominations were not approved by a majority of the Board; or

  Consummation of a reorganization, merger or consolidation that results in the Company’s shareholders no longer owning more than 50% of the voting power of the surviving entity’s outstanding securities.

The vesting terms of Messrs. Lindsey and Dowdy’s shares granted under the 2006 Plan are discussed earlier in this Potential Payments Upon Termination or Change in Control section, due to unique vesting provision provided to them during their recruitment.

Performance-Contingent Restricted Awards (PCRUs)
These awards generally provide for vesting of restricted stock shares or restricted stock units on the third anniversary of the grant date that falls after the end of the performance period, to the extent that the Compensation Committee determines that the performance contingency has been met or exceeded. A participant forfeits all non-vested awards upon the participant’s termination of employment for cause.

If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the administrator may determine, if the performance contingency is satisfied.

In the event of a change in control, the outstanding awards granted shall be deemed earned and vest at a prorated target, based on the number of months completed in the performance period at the time of the change in control, if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does assume or replace the award, the award will trigger a benefit at a prorated target based on the number of full months as a participant if the participant is involuntarily terminated without cause within two years of the change in control. Dividend equivalents on performance-contingent restricted awards are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would have been paid on the target number of shares. In the event of a change in control, accrued dividend equivalents would be paid on the same prorated basis as mentioned above. Assuming a change in control termination that triggers a benefit

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 55

described above for the outstanding PCRU grants, the following table represents the value of the vesting of the awards. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved.

The table below assumes a change in control and termination without cause on September 30, 2014.

Rasche	$255,812
Darrell	526,472

Restricted Stock
These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control or mandatory retirement requirements.

If a participant’s employment is terminated by the Company without cause within two years following a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. Assuming a change in control and termination without cause on September 30, 2014, the table below indicates the total value of shares of restricted stock.

Rasche	$221,328
Darrell	277,054

If a participant’s employment is terminated due to mandatory retirement requirements, the shares become vested based on the number of full months from the award date to the participant’s retirement. Assuming a mandatory retirement on September 30, 2014, the table below indicates the total value of shares of restricted stock.

Rasche	$98,162
Darrell	152,434

Annual Incentive Plan (AIP)
Annual incentive awards under the AIP are deemed earned at a prorated target based on the number of completed days in the fiscal year prior to a change in control. The Grants of Plan Based Awards Table discloses the target level for the named executive officers under this plan.

If a participant’s employment ceases due to termination without cause or by death, disability or retirement, the participant is eligible to earn an award on a pro rata basis based upon Company performance and the participant’s achievement of individual metrics. The following table shows the target amount that could have been payable upon termination other than for cause or upon retirement, death or disability assuming a termination without cause on September 30, 2014:

Rasche	$189,600
Darrell	156,000

Termination for cause and change in control under the AIP have the same meanings as in the 2006 Plan.

Deferred Income Plans
Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected under the minimum retirement income formula through age 65, or (ii) the actual account balance accumulated through the termination date. If such termination occurred on September 30, 2014, the values for each officer are:

	Present Value
	Projected Through	Actual Account
	Age 65	Balance
Sitherwood	$315,543	$287,500
Rasche	95,569	87,985
Darrell	152,201	139,487
Lindsey	10,877	10,586
Dowdy	–	–

56 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

OTHER MATTERS

Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business

Under the rules of the SEC, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2016 must be received by the corporate secretary of The Laclede Group at its primary office at the addresses set forth on page 23 of this proxy statement by August 21, 2015.

Also, the procedures to be used by shareholders to recommend nominees to the Corporate Governance Committee are outlined on page 23 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2016, notice must be received by the corporate secretary at the Company’s principal executive offices no later than October 30, 2015 and not before September 30, 2015 (not less than 90 days nor more than 120 days, respectively, prior to January 28, 2016). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

The Chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company’s bylaws.

Proxy Solicitation

We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by email, telephone, fax or special letter. We have hired Morrow & Co., LLC,

470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,500, plus reimbursement of out-of-pocket expenses for those services.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 57

APPENDIX

The Laclede Group 2015 Equity Incentive Plan

58 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

THE LACLEDE GROUP
2015 EQUITY INCENTIVE PLAN

Section 1. PURPOSE

The purpose of this Plan is to promote the interests of The Laclede Group, Inc. (the “Company”) by granting Awards to the directors, officers and employees of the Company and its Subsidiaries in order to (a) attract and retain directors, officers and employees of outstanding ability; (b) provide an additional incentive to selected individuals to work to increase the value of the Stock; and (c) provide each such individual with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders.

Section 2. DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and for any Award granted under this Plan. For purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Unless otherwise expressly indicated, all Section references herein shall be construed to mean references to a particular Section of this Plan.

2.1 Award means an award determined in accordance with the terms of the Plan.

2.2 Board means the Company’s Board of Directors.

2.3 Cause means with respect to the termination of a Participant’s Continuous Service with the Company or any of its Subsidiaries:

(a) Willful and continued failure by the Participant to perform substantially the duties of employment assigned by the Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance has been delivered by the Company, which specifically identifies the manner in which it is believed that the Participant has not substantially performed such duties; or

(b) Willful engagement by the Participant in misconduct that is materially injurious to the Company.

For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interest of the Company and its Subsidiaries. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or, with respect to a Participant other than the Chief Executive Officer, upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company which advice was authorized by the Board or the Chief Executive Officer, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company and its Subsidiaries.

2.4 Change in Control means the occurrence of one of the following events:

(a) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the Company’s then outstanding

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 59

shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Company Voting Securities”); or

(b) Individual members of the Board of Directors, as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, as a member of the Incumbent Board, any such individual whose initial election to office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a party other than the Board of Directors of the Company; or

(c) Consummation by the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the surviving entity’s then outstanding shares of common stock or the surviving entity’s combined voting power entitled to vote generally in the election of directors, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company’s assets. In making this computation as to any Company shareholder who was also an equity owner in any other party to such reorganization, merger, or consolidation prior to consummating such transaction, only the common stock or voting power relating to such shareholder’s equity interests in the Company shall be counted toward the 50% threshold in the prior sentence.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person takes further action to increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, to the extent that any Award granted under the Plan is subject to the provisions of Section 409A of the Code, the definition of Change in Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code to the extent such Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code.

2.5 Code means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions thereto.

2.6 Committee means the Compensation Committee composed of at least three members of the Board who qualify as “outside directors” within the meaning of Section 162(m) of the Code, as “independent” directors under the listing standards of the New York Stock Exchange, and as “non-employee directors” under Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

2.7 Company means The Laclede Group, Inc., and any entity that succeeds to all or substantially all of its business.

2.8 Continuous Service means the Participant’s service as a director, officer or employee with the Company or a Subsidiary that is not terminated. The Participant’s Continuous

60 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as a director, officer or employee or a change in the entity for which the Participant renders such service. Notwithstanding the foregoing, solely to the extent an Award is subject to Section 409A of the Code as nonqualified deferred compensation and may be exercised or settled upon or in connection with a termination of the Participant’s Continuous Service, such termination of Continuous Service means a “separation of service” as defined in Treasury Regulation Section 1.409A-1(h).

2.9 Covered Employee has the meaning set forth in Section 162(m)(3) of the Code.

2.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.11 Fair Market Value means the closing quoted selling price for such Common Stock on the relevant date, as reported on the New York Stock Exchange. If the New York Stock Exchange is not open for trading on that date, Fair Market Value of one share of Common Stock shall be the average of the closing prices on the nearest trading date before and the nearest trading date after that date.

2.12 GAAP means U.S. Generally Accepted Accounting Principles.

2.13 Immediate Family Member means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

2.14 Incentive Stock Option means a stock option that is intended to meet the requirements of Section 422 of the Code.

2.15 Nonqualified Stock Option means any stock option granted under this Plan to purchase stock that is not intended to be an Incentive Stock Option.

2.16 Option means either an Incentive Stock Option or a Nonqualified Stock Option.

2.17 Option Price means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.18 Parent Corporation means any corporation that is a parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.19 Participant means anyone who is selected to participate in the Plan in accordance with Section 6.

2.20 Performance Awards means a performance grant issued pursuant to Section 11 of the Plan.

2.21 Performance Goals means or may be expressed in terms of any of the following business criteria:

  revenue;

  earnings before interest, taxes, depreciation and amortization (“EBITDA”);

  earnings before interest and taxes (“EBIT”);

  funds from operations;

  funds from operations per share;

  operating income (loss);

  pre- or after-tax income (loss);

  cash available for distribution;

  cash available for distribution per share;

  cash and/or cash equivalents available for operations;

  net earnings (loss);

  earnings (loss) per share;

  return on equity;

  return on assets;

  return on capital;

  share price performance;

  total shareholder return;

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 61

  economic value added;

  economic profit;

  credit rating;

  improvements in the Company’s attainment of expense levels;

  objective third-party measures of customer satisfaction;

  objective measures of operating stability and reliability;

  operating goals related to customer satisfaction improvement; or

  implementing or completion of:
–	strategic plans,

–	improvement in investor relations,

–	marketing and manufacturing of key products,

–	improvement in cash-flow (before or after tax),

–	development of critical projects or product development or

–	progress relating to research and development.

A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. The Performance Goals will be determined by the Committee by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

2.22 Performance Objective means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant shall become entitled to specified rights in connection with an Award of performance shares.

2.23 Performance Period means the fiscal year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

2.24 Plan means The Laclede Group 2015 Equity Incentive Plan, as amended from time to time.

2.25 Restricted Stock means an award granted pursuant to Section 10 of the Plan.

2.26 Securities Act means the Securities Act of 1933, as amended.

2.27 SEC means the Securities Exchange Commission.

2.28 Stock or Common Stock means the Company’s common stock, $1.00 par value per share.

2.29 Stock Appreciation Right means an Award granted pursuant to Section 12 of the Plan.

2.30 Subsidiary means any affiliate of the Company selected by the Board; provided, that, with respect to any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent;” provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

62 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

2.31 Substitute Award means an Award granted under an assumption or substitution for another stock or stock-based award held by an employee of another entity who becomes an employee of the Company or a Subsidiary as a result of a merger of such entity with the

Company or a Subsidiary or the acquisition by the Company or a Subsidiary of stock of such entity, which Award may be granted on such terms and conditions as the Committee determines to be appropriate.

Section 3. SHARES SUBJECT TO AWARDS

3.1 Subject to adjustment in accordance with Section 14, the total number of shares of Stock that shall be available for the grant of Awards under the Plan shall not exceed 1,000,000 shares of Stock; provided, that, for purposes of this limitation, (i) any Stock subject to an Option or Award that is canceled, forfeited or expires prior to exercise or realization; (ii) any Stock representing such portion of an Award settled in cash (in whole or in part) or otherwise not resulting in the issuance of all or a portion of the Stock subject to the Award; and (iii) any Stock tendered (either actually or by attestation) or withheld by the Company (a) for the exercise of any Option or other Award granted under this Plan or (b) for tax liabilities arising from such Option or other Award; shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 14, no employee shall be granted, during any one-year period, Options to purchase or Stock Appreciation Rights with respect to more than 100,000 shares of Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Substitute Awards will not count against the total number of shares of Stock otherwise available for issuance under the Plan; and, subject to New York Stock Exchange listing requirements, shares available under a shareholder-approved plan of an acquired company (as appropriately adjusted to shares of Stock to reflect the transaction) may be issued under the Plan for Awards to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the total number of shares of Stock otherwise available for issuance under the Plan.

3.2 Limits on Director Awards.
Notwithstanding any provision of the Plan to the contrary, the aggregate number of shares in all Awards granted to all directors during any single fiscal year (excluding Awards made at the election of the director in lieu of all or a portion of annual and committee cash retainers) shall not exceed 125,000 shares.

3.3 Incentive Stock Options.
Notwithstanding Section 3.1, subject to adjustment in accordance with Section 14, the aggregate number of shares of Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000 shares of Stock.

Section 4. EFFECTIVE DATE; APPROVAL OF SHAREHOLDERS

The Plan is effective as of the date it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of shareholders duly held in accordance with the applicable laws of the State of Missouri (the “Effective Date”). Unless the Company determines to submit Section 11 of the Plan and the definition of Performance Goal to the Company’s shareholders at the first shareholder meeting that occurs in the fifth year following the year in which the Plan was last approved by shareholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section

The Laclede Group, Inc. • 2014 Notice of Annual Meeting 63

162(m) of the Code, and such shareholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Section 11 after the date of such annual meeting,

but the Plan may continue in effect for Awards to employees not in accordance with Section 162(m) of the Code.

Section 5. ADMINISTRATION

5.1 Administration by Committee. Subject to the further provisions of this Section 5, this Plan shall be administered by the Committee.

5.2 Powers of Committee. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

5.3 Committee Action Binding. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries and shareholders, Participants and persons claiming rights from or through a Participant.

5.4 Delegation. The Committee may delegate to officers or employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

5.5 Indemnification. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

Section 6. ELIGIBILITY

Individuals eligible to receive Awards under the Plan shall be the directors, officers and employees of the Company and its Subsidiaries selected by the Committee. Designation of a Participant in any

year shall not require the Committee to designate such person as a Participant in any other year or to receive the same type or amount of award as granted in any other year.

Section 7. AWARDS

Awards under the Plan may consist of Options, Restricted Stock, Stock Appreciation Rights, Performance Awards and other Stock-based awards. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

64 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Section 8. VESTING

The Committee shall determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will become and remain exercisable, and the vesting provisions may vary between individual Awards. Unless otherwise provided in the terms of an applicable Award agreement, (i) each Option and Stock Appreciation Rights award granted under the Plan will vest and become exercisable on the date that is three years after the grant date and (ii) Restricted Stock and Performance Awards will have a vesting period of not less than three years from the grant date of the Award. The Committee may at any time, but will not be required to, accelerate the vesting or exercisability of an Award, other than a Performance Award held by a Covered Employee, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The Committee may also at any time, but will not be required to, accelerate the vesting or exercisability of an Award if such acceleration is associated with the death, disability, or with respect to an Award other than a Performance Award held by a Covered Employee, retirement or other termination of employment or service of a Participant. For purposes of the foregoing sentence, the Committee will have sole and conclusive power to define the types of disability, retirement or other termination of employment or service associated with such acceleration.

Section 9. OPTIONS

9.1 Grant of Options. The Committee may grant Options to eligible individuals under this Plan to purchase shares of Stock, except that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. Each grant of an Option shall be evidenced by an Award agreement, and each Award agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option and shall incorporate such terms and conditions as the Committee in its discretion deems appropriate and consistent with the terms of this Plan. The aggregate Fair Market Value of the Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted. In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan that is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

9.2 Option Price. The Option Price for each share of Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% shareholder”) the price per share specified in the Award agreement shall not be less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing, the Option Price of an Option that is a Substitute Award granted in a manner satisfying the provisions of Code section 424(a), as if the Option were an Incentive Stock Option, may be less than the Fair Market Value of a share of Stock on the date the Option is granted.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  65

9.3 Option Period. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Shareholders, the term of such Option shall not exceed five years from the date of grant. Notwithstanding the foregoing, if the term of an Option (other than an Incentive Stock Option) would expire at a time when the exercise of such Option would violate any applicable federal, state or local law, then the Option will remain exercisable until, and the term will expire on, the date that is 30 days after the exercise of the Option would first no longer violate any applicable federal, state or local law.

9.4 Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price multiplied by the number of Options. The Option Price may be paid by (i) cash or certified or bank check, (ii) surrender of Stock held by the optionee or the attestation of ownership of such shares, in either case, if so permitted by the Company, (iii) through a “same day sale” commitment from the optionee and a broker-dealer selected by the Participant that is a member of the National Association of Securities

Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total Option Price directly to the Company, (iv) by withholding of otherwise deliverable shares from the Option based on the Fair Market Value of the shares of Stock on the date of exercise, if so permitted by the Committee in its sole discretion, (v) through additional methods prescribed by the Committee, or (vi) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. Options may not be exercised for fractional shares of Stock. A Participant’s subsequent transfer or disposition of any Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

9.5 Prohibition on Repricing. Without shareholder approval, no Option granted hereunder shall be amended to reduce the Option Price under such Option, surrendered in exchange for a replacement Option having a lower purchase price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 9.5 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 14 below or in connection with a Change in Control.

Section 10. RESTRICTED STOCK; RESTRICTED STOCK UNITS

The Committee, acting in its absolute discretion, may award Restricted Stock under the Plan to eligible Participants. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee shall determine. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate, including, without limitation, based on the achievement of Performance Goals. The Committee may alter or waive at any time any term or condition of Restricted Stock that is not mandatory under the Plan. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded Restricted Stock shall have all the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to all dividends paid relative to the Restricted Stock during the Restricted Period. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant, but shall be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award Restricted Stock in the form of Restricted Stock units having a value equal to an identical number of shares of Stock.

66 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Payment of Restricted Stock units shall be made in Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of Restricted Stock or Restricted Stock units that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock units with respect to which such cash, stock or other property has been distributed.

Section 11. PERFORMANCE AWARDS

11.1 Performance Awards. Performance awards may be granted in the form of actual shares of Stock or Stock units having a value equal to an identical number of shares of Stock. In the event that a share certificate is issued in respect of Performance Shares, such certificate shall be registered in the name of the Participant, but shall be held by the Company until the end of the Performance Period. The Committee shall determine in its sole discretion whether Performance Shares granted in the form of Stock units shall be paid in cash, Stock, or a combination of cash and Stock. In addition, the Committee may make cash bonuses to Participants based on the Performance Objectives described herein (performance shares and performance cash bonuses to be collectively referred to as “Performance Awards”). The Performance Objectives and Performance Period for any Performance Awards shall be determined by the Committee in its sole discretion.

11.2 Performance Objectives. The Committee shall establish the Performance Objectives for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objectives shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed.

11.3 Additional Provisions Applicable to Performance Awards. More than one Performance Objective may be incorporated in a Performance Goal, and the level of achievement with respect to each Performance Objective may be assessed individually or in combination with each other. The level or levels of performance specified with respect to a Performance Objective may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee shall determine.

11.4 Duration of Performance Period. The Committee shall establish each Performance Period at the time that it sets the Performance Objectives applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

11.5 Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code,

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  67

whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section 11.5.

11.6 Adjustment. To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participants, the Committee shall adjust Performance Objectives, the Performance Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any acquisition, any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spinoff or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary, (iv) any action by a regulatory agency, (v) a change in accounting, tax or other relevant rules or regulations, (vi) restructured or discontinued operations, (vii) restatement of prior period financial results, or (viii) other extraordinary and non-recurring items separately identified and quantified in the Company’s financial statements; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Award to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

11.7 Maximum Amount Payable. Subject to Section 14, the maximum number of shares of Stock subject to a Performance Award granted to a Covered Employee is 50,000 shares of Stock during any one fiscal year (or, to the extent such Performance Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Stock, of such number of shares of Stock on the last day of the Performance Period). If the Performance Award is a performance cash bonus, the maximum of cash bonuses payable in any one fiscal year to a Participant shall be $2,000,000.

11.8 Dividend Equivalents. Amounts, if any, credited to Performance Awards equivalent to cash, stock or other property dividends shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

Section 12. STOCK APPRECIATION RIGHTS

12.1 Grant of Stock Appreciation Rights. The Committee may either alone or in connection with the grant of another Award, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same number of shares of Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 12, be subject to the same terms and conditions as the related Option.

12.2 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

12.3 Stock Appreciation Right Related to an Option.

(a) A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related

68 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the Option Price specified in the related Incentive Stock Option Award agreement.

(b) Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the per share Option Price under the related Option, by (ii) the number of shares of Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

12.4 Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than 10 years or an exercise price less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, if the term of a Stock Appreciation Right would expire at a time when the exercise of such Stock Appreciation Right would violate any applicable federal, state or local law, then the Stock Appreciation Right will remain exercisable until, and the term will expire on, the date that is 30 days after the exercise of the Stock Appreciation Right would first no longer violate any applicable federal, state or local law; and the exercise price of a Stock Appreciation Right that is a Substitute Award granted in a manner satisfying the provisions of Code section 424(a), as if the Stock Appreciation Right were an Incentive Stock Option, may be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such Stock Appreciation Right over the per share exercise price of the Stock Appreciation Right, by (ii) the number of shares of Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award agreement evidencing the Stock Appreciation Right at the time it is granted.

12.5 Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised.

12.6 Form of Payment. Payment of the amount determined under this Section 12 may be made in the discretion of the Committee solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

12.7 Prohibition on Repricing. Without shareholder approval, no Stock Appreciation Right granted hereunder shall be amended to reduce the Stock Appreciation Right exercise price,

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  69

surrendered in exchange for a replacement Stock Appreciation Right having a lower exercise price per share, or surrendered in exchange for cash or another Award; provided, that, this Section 12.7 shall not restrict or prohibit any adjustment or other action taken pursuant to Section 14 below or in connection with a Change in Control.

Section 13. OTHER STOCK-BASED AWARDS

13.1 Grant of Other Stock-Based Awards. The Committee may either alone or in connection with the grant of other Awards grant other Stock-based Awards not described in Section 9, Section 10, Section 11 or Section 12, that are payable in, valued in whole or in part by reference to, or are otherwise based upon, Common Stock, as deemed by the Committee consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any such Award.

Section 14. ADJUSTMENT

14.1 Corporate Transaction or Event. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number and kind of shares of Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award. The Committee determination under this Section 14.1 shall be final, binding and conclusive; and (iv) the applicable limitations for grants to a Participant under Section 3.1 and Section 11.7. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.

14.2 Termination; Cash-Out. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one share of Stock on the date of the Event is less than the per share exercise price of a Stock Option or Stock Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 10 days prior to such Event.

14.3 No Restrictions on Adjustments. The existence of the Plan, Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the

70 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 15. AMENDMENT OR TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided, that, (a) no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule or as otherwise required under Section 9.5 or Section 12.7 of the Plan and (b) except as provided in the Plan, including, without limitation, Section 14, no amendment shall be made that would materially adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

Section 16. SPECIAL PROVISIONS

16.1 Change in Control.

(a) Unless otherwise provided in an Award agreement, upon the effective date of a Change in Control in which outstanding Awards are not terminated in accordance with Section 14 of the Plan and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s Continuous Service with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement,

(i) all Options and Stock Appreciation Rights granted under this Plan prior to such Change in Control and outstanding as of the date of such termination of Continuous Service will immediately become vested and exercisable to the full extent of the original grant; and

(ii) all restrictions, limitations and other conditions applicable to any other Awards granted under this Plan prior to such Change in Control and outstanding at the time of such termination of Continuous Service will lapse and the Awards will become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, provided that in connection with the lapse of performance conditions, the settlement of any Award subject to such performance conditions will be a pro rata settlement based on the target level for such Award without regard to provisions for minimum or maximum attainment thereof.

(b) Unless otherwise provided in an Award agreement, upon the effective date of a Change in Control in which outstanding Awards are not terminated in accordance with Section 14 of the Plan and are not assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and does not continue the Award),

(i) all Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed, continued or substituted for will immediately become vested and exercisable to the full extent of the original grant; and

(ii) all restrictions, limitations and other conditions applicable to any other Awards outstanding as of the date of the Change in Control that are not assumed, continued or substituted for will lapse and the Awards will become free

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  71

of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, provided that in connection with the lapse of performance conditions, the settlement of any Award subject to such performance conditions will be a pro rata settlement based on the target level for such Award without regard to provisions for minimum or maximum attainment thereof.

16.2 Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award agreement, in the event of a termination of a Participant for Cause, the Committee may cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested. Such cancellation shall be effective as of the date specified by the Committee.

Section 17. GENERAL PROVISIONS

17.1 Representations. The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

17.2 Restrictions. Any certificates for Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares shall not be issued until such time as the Committee determines that the issuance is permissible.

17.3 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.3, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.4 Section 162(m). To the extent the Committee issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award.

17.5 No Rights as Shareholder. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a shareholder with respect to any shares of Stock subject to an Award until a certificate or certificates evidencing shares of Stock shall have been issued to the Participant and, subject to Section 14, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant shall become the holder of record thereof.

17.6 Gender. Where the context requires, words in any gender shall include any other gender.

17.7 Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

72 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

17.8 Expiration of the Plan. Subject to earlier termination pursuant to Section 15, no Award may be granted following the 10th anniversary of the Effective Date and, except with respect to outstanding Awards, this Plan shall terminate; provided that no Incentive Stock Option may be granted following the day before the 10th anniversary of the earlier of (i) the date of the Board’s adoption of the Plan or (ii) the Effective Date.

17.9 No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan shall confer upon any Participant or other person any claim or right to any Award under the Plan.

17.10 Withholding. Upon (a) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), with the consent of the Committee, at its sole discretion, such Participant may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company and calculated based on the Fair Market Value of the Common Stock on the date preceding the date of such notice; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any director who is not also an employee of the Company or any of its Subsidiaries any federal, state, local or other taxes arising in connection with Awards under this Plan. The payment of any such taxes shall be the sole responsibility of each non-employee director.

17.11 Nontransferability, Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Awards (other than Incentive Stock Options) by a Participant to his or her Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members) in each case without receipt of any consideration, no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options and Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option or Stock Appreciation Right held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option or Stock Appreciation Right may only be exercised by the holder thereof.

17.12 Governing Law. The law of the State of Missouri shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

The Laclede Group, Inc. • 2014 Notice of Annual Meeting  73

17.13 Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. To the extent applicable, this Plan is intended to comply with Section 409A of the Code and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth.

17.14 Recoupment. Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards granted hereunder will be subject, to the extent applicable, (a) to any recoupment or clawback policy adopted by the Company, and (b) to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes–Oxley Act of 2002, each as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. In addition, if the Company would not be eligible for continued

listing, if applicable, under Section 10D(a) of the Exchange Act unless it adopted policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan will be subject to clawback in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission. By accepting an Award under this Plan, the Participant consents to any such clawback.

17.15 Limitation on Liability. Notwithstanding anything in the Plan to the contrary, the Company and any Subsidiary that is in existence or that hereafter comes into existence will have no liability to any Participant or any other person with respect to (a) the non-issuance or sale of shares of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority considered by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

74 The Laclede Group, Inc. • 2014 Notice of Annual Meeting

THE LACLEDE GROUP, INC.
C/O COMPUTERSHARE TRUST, N.A.
P.O. BOX 30170
COLLEGE STATION, TX 77842

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M79423-P57305-Z64237	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE LACLEDE GROUP, INC.

The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors:

Nominees:

	01)	Mark A. Borer
	02)	Maria V. Fogarty
	03)	Anthony V. Leness

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approve The Laclede Group 2015 Equity Incentive Plan.	☐	☐	☐

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2015 fiscal year.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please date and sign exactly as your name or names appears. If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
January 29, 2015
10:00 a.m.
Laclede Gas Building
720 Olive Street, St. Louis, Missouri 63101

This year’s meeting agenda:

1.	To elect two members of the Board of Directors to serve for a three-year term, and one member to serve for a one-year term.
2.	To approve The Laclede Group 2015 Equity Incentive Plan.
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2015 fiscal year.
4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

To attend the meeting, check in with our representatives at the meeting and, if the shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

     We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.thelacledegroup.com/annualmeeting.

M79424-P57305-Z64237

THE LACLEDE GROUP, INC.
Proxy solicited on behalf of the Board of Directors for
Annual Meeting of Shareholders on January 29, 2015

The undersigned hereby appoints Mary C. Kullman, Steven P. Rasche and Suzanne Sitherwood and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of The Laclede Group, Inc. and at any adjournment and postponement thereof. The meeting will be held January 29, 2015 at 10:00 a.m. central standard time at the Laclede Gas Building, 720 Olive Street, St. Louis, Missouri, 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side